Filed pursuant to Rule 424(b)(2)
Registration Statement Nos.
333-271647 and 333-271647-02

The information in this preliminary prospectus supplement is not complete and may be changed. We are not using this prospectus supplement or the accompanying prospectus to offer to sell these securities or to solicit offers to buy these securities in any place where the offer or sale is not permitted.

Preliminary Prospectus Supplement

Subject to Completion, dated November 6, 2025

Prospectus Supplement

     , 2025

(To prospectus dated May 4, 2023)

EQUINOR ASA

$    4.250% Fixed Rate Notes due 2028

$    4.500% Fixed Rate Notes due 2030

$       % Fixed Rate Notes due 2035

Guaranteed as to Payment of Principal and Interest by Equinor Energy AS

(a wholly owned subsidiary of Equinor ASA)

The 4.250% Fixed Rate Notes due 2028 (the “Reopened 2028 Notes”) will bear interest at the rate of 4.250% per year. The 4.500% Fixed Rate Notes due 2030 (the “Reopened 2030 Notes”) will bear interest at the rate of 4.500% per year. The % Fixed Rate Notes due 2035 (the “2035 Notes” and, together with the Reopened 2028 Notes and the Reopened 2030 Notes, the “Notes”) will bear interest at the rate of % per year.

The Reopened 2028 Notes offered hereby will constitute a further issuance of, and form a single series with, Equinor ASA’s outstanding 4.250% Fixed Rate Notes due 2028 issued on June 3, 2025 in the aggregate principal amount of $550,000,000 (the “Existing 2028 Notes”). The terms of the Reopened 2028 Notes offered hereby, other than the issuance date and the public offering price, will be identical to the terms of the Existing 2028 Notes. The Reopened 2028 Notes offered hereby will have the same CUSIP and ISIN as the Existing 2028 Notes and will be fungible, and trade interchangeably, with such notes immediately upon settlement. Upon the completion of this offering, the aggregate principal amount outstanding of Equinor ASA’s 4.250% Fixed Rate Notes due 2028, including the Reopened 2028 Notes offered hereby, will be $    .

The Reopened 2030 Notes offered hereby will constitute a further issuance of, and form a single series with, Equinor ASA’s outstanding 4.500% Fixed Rate Notes due 2030 issued on June 3, 2025 in the aggregate principal amount of $400,000,000 (the “Existing 2030 Notes”). The terms of the Reopened 2030 Notes offered hereby, other than the issuance date and the public offering price, will be identical to the terms of the Existing 2030 Notes. The Reopened 2030 Notes offered hereby will have the same CUSIP and ISIN as the Existing 2030 Notes and will be fungible, and trade interchangeably, with such notes immediately upon settlement. Upon the completion of this offering, the aggregate principal amount outstanding of Equinor ASA’s 4.500% Fixed Rate Notes due 2030, including the Reopened 2030 Notes offered hereby, will be $    .

Interest on the Reopened 2028 Notes will accrue from (and including) June 3, 2025 to (but excluding) the maturity date. Interest on the Reopened 2030 Notes will accrue from (and including) September 3, 2025 (the most recent interest payment date for the Existing 2030 Notes) to (but excluding) the maturity date. Interest on the 2035 Notes will accrue from (and including) the issuance date to (but excluding) the maturity date. Equinor ASA will pay interest on the Reopened 2028 Notes semi-annually in arrears on June 2 and December 2 of each year, commencing on December 2, 2025, to (and including) the maturity date. Equinor ASA will pay interest on the Reopened 2030 Notes semi-annually in arrears on March 3 and September 3 of each year, commencing on March 3, 2026, to (and including) the maturity date. Equinor ASA will pay interest on the 2035 Notes semi-annually in arrears on    and    of each year, commencing on    , 2026, to (and including) the maturity date. The Reopened 2028 Notes will mature on June 2, 2028. The Reopened 2030 Notes will mature on September 3, 2030. The 2035 Notes will mature on    , 2035.

The Notes are unsecured and will rank equally with all of Equinor ASA’s other unsecured and unsubordinated indebtedness from time to time outstanding.

Equinor ASA may redeem each series of the Notes, in whole or in part, at any time and from time to time at the applicable make-whole redemption price set forth in this prospectus supplement. In addition, Equinor ASA or Equinor Energy AS may redeem any series of the Notes, in whole but not in part, if certain tax events occur as described in this prospectus supplement.

The Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

For other important terms of the Notes, including provisions that supplement and modify the general terms described in the accompanying prospectus, see “Description of Notes and Guarantees” beginning on page S-2.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Investment in these securities involves risks. See “Risk Factors” beginning on page 2 of the accompanying prospectus and the “Risk Factors” incorporated in Equinor ASA’s Annual Report on Form 20-F for the year ended December 31, 2024 for a discussion of certain risks that you should consider in connection with an investment in the Notes.

	Per Reopened 2028 Note		Total for the Reopened 2028 Notes	Per Reopened 2030 Note		Total for the Reopened 2030 Notes	Per 2035 Note		Total for the 2035 Notes
Public Offering Price(1)		%	$		%	$		%	$
Underwriting Discount		%	$		%	$		%	$
Proceeds, before expenses, to Equinor ASA(1)		%	$		%	$		%	$

(1)

Plus accrued interest (a) in the case of the 2035 Notes, from    , 2025, if any, (b) in the case of the Reopened 2028 Notes, from June 3, 2025 to, but excluding,    , 2025, totaling $    in the aggregate, which must be paid by the purchasers of the Reopened 2028 Notes, and (c) in the case of the Reopened 2030 Notes, from September 3, 2025 (the most recent interest payment date for the Existing 2030 Notes) to, but excluding,    , 2025, totaling $    in the aggregate, which must be paid by the purchasers of the Reopened 2030 Notes.

The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company for the accounts of its direct and indirect participants (including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, S.A.) on or about    , 2025.

Joint Book-Running Managers

Barclays	Citigroup	Mizuho	Morgan Stanley

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on Equinor ASA’s (“Equinor”) or Equinor Energy AS’s (“Equinor Energy”) behalf or on behalf of the underwriters, to subscribe to or purchase any of the Notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Underwriting” below.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) No. 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“U.K.”). For these purposes, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“U.K. MiFIR”); or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “U.K. Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in the U.K. will be made pursuant to an exemption under the U.K. Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the U.K. Prospectus Regulation.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, as defined in UK MiFIR; and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information we file with the SEC. This means that we can disclose important information to you by referring to certain documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents and any future filings we make with the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus supplement until the offerings contemplated in this prospectus supplement are completed:

•	Our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on March 20, 2025.

•	Our report on Form 6-K dated October 29, 2025 regarding the Equinor group’s interim results for the three and nine month periods ended September 30, 2025.

•	Our reports on Form 6-K dated June 2, 2025 and October 31, 2025 regarding changes in Equinor’s board of directors.

•

Our reports on Form 6-K furnished to the SEC after the date of this prospectus supplement, but only to the extent that the forms expressly state that we incorporate them by reference in this prospectus supplement.

Information that we file with the SEC will automatically update and supersede information in documents filed with the SEC on earlier dates. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents that we incorporate by reference in this prospectus.

The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access Equinor’s SEC filings, including the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, and the exhibits and schedules thereto. In addition, you may request a copy of these filings, at no cost, by writing or telephoning Equinor at the following address:

Equinor ASA

Forusbeen 50, N-4035

Stavanger, Norway

Tel. No.: 011-47-5199-0000

or by going to Equinor’s Internet website at www.Equinor.com. Except for the documents specifically incorporated by reference into this prospectus supplement and the accompanying prospectus, the information contained on, or that can be accessed through, these websites is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

DESCRIPTION OF NOTES AND GUARANTEES

The following description of the particular terms of the notes offered in this prospectus supplement (the “Notes”) supplements and modifies the description of the general terms and provisions more generally described under “Description of Debt Securities and Guarantees” beginning on page 16 of the accompanying prospectus. If anything described in this section is inconsistent with the terms described under “Description of Debt Securities and Guarantees” in the accompanying prospectus, the terms described below shall prevail with respect to the applicable series of Notes.

Equinor will issue the Notes under the indenture, dated as of April 15, 2009, among Equinor, Equinor Energy and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as previously supplemented and amended on May 26, 2010, May 16, 2018, September 10, 2018 and November 18, 2019 (the “Indenture”).

The following description is a summary and does not describe every aspect of the Notes and the Indenture. The following description is subject to, and qualified in its entirety by, all the provisions of the Indenture, including definitions of certain terms used in the Indenture. Each part of the Indenture is filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus supplement forms a part.

4.250% Fixed Rate Notes due 2028

•	Issuer: Equinor ASA.

•	Guarantor: Equinor Energy AS.

•	Title: 4.250% Fixed Rate Notes due 2028.

•

Total initial principal amount being issued: $    . The Reopened 2028 Notes will be issued as additional securities under the Indenture, will constitute a further issuance of, and will be consolidated and form a single series with, the Existing 2028 Notes under the Indenture and will have the same terms, other than the public offering price and the issuance date, as the Existing 2028 Notes. The Reopened 2028 Notes will have the same CUSIP and ISIN as the Existing 2028 Notes and will be fungible, and trade interchangeably, with such notes immediately upon settlement. Upon the completion of this offering, an aggregate principal amount of $    of the 4.250% Fixed Rate Notes due 2028 will be outstanding.

•	Issuance date: , 2025.

•	Maturity date: June 2, 2028.

•	Par call date: May 2, 2028.

•	Interest rate: 4.250% per annum.

•	Date interest starts accruing: June 3, 2025.

•	Interest payment dates: Each June 2 and December 2, commencing December 2, 2025, to and including the maturity date, or, if redeemed early, the date of such redemption.

•

First interest payment date: December 2, 2025. The initial interest payment payable on December 2, 2025 will include interest deemed to have accrued from and including June 3, 2025 to but excluding the issuance date of the Reopened 2028 Notes, totaling $    . Such pre-issuance accrued interest must be paid by the purchasers of the Reopened 2028 Notes.

•	Regular record dates for interest: The 15th calendar day preceding each interest payment date, whether or not such day is a business day.

•	Make whole spread: 10 basis points.

•	Net proceeds: The net proceeds, after the underwriting discount but before expenses and excluding the pre-issuance accrued interest, will be $ .

4.500% Fixed Rate Notes due 2030

•	Issuer: Equinor ASA.

•	Guarantor: Equinor Energy AS.

•	Title: 4.500% Fixed Rate Notes due 2030.

•

Total initial principal amount being issued: $    . The Reopened 2030 Notes will be issued as additional securities under the Indenture, will constitute a further issuance of, and will be consolidated and form a single series with, the Existing 2030 Notes under the Indenture and will have the same terms, other than the public offering price and the issuance date, as the Existing 2030 Notes. The Reopened 2030 Notes will have the same CUSIP and ISIN as the Existing 2030 Notes and will be fungible, and trade interchangeably, with such notes immediately upon settlement. Upon the completion of this offering, an aggregate principal amount of $    of the 4.500% Fixed Rate Notes due 2030 will be outstanding.

•	Issuance date: , 2025.

•	Maturity date: September 3, 2030.

•	Par call date: August 3, 2030.

•	Interest rate: 4.500% per annum.

•	Date interest starts accruing: September 3, 2025 (the most recent interest payment date for the Existing 2030 Notes).

•	Interest payment dates: Each March 3 and September 3, commencing March 3, 2026, to and including the maturity date, or, if redeemed early, the date of such redemption.

•

First interest payment date: March 3, 2026. The initial interest payment payable on March 3, 2026 will include interest deemed to have accrued from and including September 3, 2025 (the most recent interest payment date for the Existing 2030 Notes) to but excluding the issuance date of the Reopened 2030 Notes, totaling $    . Such pre-issuance accrued interest must be paid by the purchasers of the Reopened 2030 Notes.

•	Regular record dates for interest: The 15th calendar day preceding each interest payment date, whether or not such day is a business day.

•	Make whole spread: 10 basis points.

•	Net proceeds: The net proceeds, after the underwriting discount but before expenses and excluding the pre-issuance accrued interest, will be $ .

    % Fixed Rate Notes due 2035

•	Issuer: Equinor ASA.

•	Guarantor: Equinor Energy AS.

•	Title: % Fixed Rate Notes due 2035.

•	Total initial principal amount being issued: $ .

•	Issuance date: , 2025.

•	Maturity date: , 2035.

•	Par call date: , 2035.

•	Interest rate: % per annum.

•	Date interest starts accruing: , 2025.

•	Interest payment dates: Each and , commencing , 2026, to and including the maturity date, or, if redeemed early, the date of such redemption.

•	First interest payment date: , 2026.

•	Regular record dates for interest: The 15th calendar day preceding each interest payment date, whether or not such day is a business day.

•	Make whole spread: basis points.

•	Net proceeds: The net proceeds, after the underwriting discount but before expenses, will be $ .

The following terms apply to each series of the Notes:

Business day: A “business day” with respect to the Notes is any weekday on which banking or trust institutions in neither New York nor Oslo are authorized generally or obligated by law, regulation or executive order to close.

Optional make whole redemption

Prior to (i) with respect to the Reopened 2028 Notes, May 2, 2028 (one month prior to the maturity date of such notes), (ii) with respect to the Reopened 2030 Notes, August 3, 2030 (one month prior to the maturity date of such notes), and (iii) with respect to the 2035 Notes,    2035 (three months prior to the maturity date of such notes) (each such date, a “Par Call Date”), Equinor may redeem the applicable series of Notes at its option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date (assuming that such notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points in the case of the Reopened 2028 Notes, 10 basis points in the case of the Reopened 2030 Notes and    basis points in the case of the 2035 Notes, less (b) interest accrued to the date of redemption, and

•	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest to the date of redemption.

On or after the applicable Par Call Date for the Reopened 2028 Notes, the Reopened 2030 Notes and the 2035 Notes, Equinor may redeem the Notes of the applicable series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to the date of redemption.

For purposes of determining the optional make-whole redemption price, the following definitions are applicable:

“Treasury Rate” means, with respect to any redemption date, the yield determined by Equinor in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Equinor after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate,

Equinor shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, Equinor shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, Equinor shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Equinor shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Equinor’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed.

Unless Equinor defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the applicable series of Notes or portions thereof called for redemption.

Day count: 30/360.

Day count convention: Following unadjusted. If any payment is due in respect of the Notes on a day that is not a business day, it will be made on the next following business day, provided that no interest will accrue on the payment so deferred.

Denomination: The Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Ranking: The Notes are unsecured and will rank equally with all of Equinor’s other unsecured and unsubordinated indebtedness from time to time outstanding.

Further issuances

Equinor may, at its sole option, at any time and without the consent of the then-existing noteholders, “reopen” any series of Notes offered hereby and issue an unlimited principal amount of additional Notes of such series in one or more transactions subsequent to the date of this prospectus supplement with terms (other than the issuance date, issue price and, possibly, the CUSIP, the first interest payment date and the date interest starts accruing) identical to the Notes of such series offered hereby. These additional Notes will be deemed part of the same series as the Notes of such series offered hereby and will provide the holders of these additional Notes the right to vote together with holders of the Notes of such series offered hereby. Equinor may reopen a series of Notes only if the additional Notes issued with the same CUSIP will be fungible with the original Notes of such series offered hereby for United States federal income tax purposes.

Mergers and similar events; issuer substitution

Neither Equinor nor Equinor Energy may (i) consolidate or merge with another person or (ii) sell or lease substantially all of its and its subsidiaries’ assets, in each case taken as a whole, to another person (other than one or more of Equinor’s direct or indirect wholly owned subsidiaries), whether such sale or lease is made directly or indirectly through one or more wholly owned subsidiaries holding such assets or a portion thereof, or (iii) buy or lease substantially all of the assets of another person (other than a direct or indirect wholly owned subsidiary of Equinor), unless all the following conditions, among others, are met:

•

Where Equinor or Equinor Energy merges out of existence or sells or leases substantially all of its assets, the other person must assume Equinor’s or Equinor Energy’s obligations on the Notes or the guarantee of the Notes, as applicable, and under the Indenture. The other person’s assumption of these obligations must include the obligation to pay additional amounts described below under “—Payment of additional amounts” with respect to taxes, assessments and other governmental charges imposed by its jurisdiction of incorporation, organization or tax residency; and

•

The merger, sale or lease of assets or other transaction must not cause a default on the Notes, and neither Equinor nor Equinor Energy is already in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described in the accompanying prospectus under “Description of Debt Securities and Guarantees—Default and Related Matters—Events of Default—What is an Event of Default?” A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or the default having to exist for a specific period of time were disregarded.

In addition, Equinor is permitted to transfer its obligations, as issuer of the Notes of any series, to any subsidiary, so long as (i) that subsidiary executes a supplemental indenture in which it agrees to be bound by the terms of such Notes and the Indenture, including the obligation to pay additional amounts described under “—Payment of additional amounts” with respect to taxes, assessments and other governmental charges imposed by its jurisdiction of incorporation, organization or tax residency and (ii) the obligations of that subsidiary are fully and unconditionally guaranteed by Equinor on the same terms as Equinor Energy’s guarantee of such Notes. If that subsidiary is not incorporated in the Kingdom of Norway, United States or United Kingdom, the country in which it is incorporated must be a member of the Organization for Economic Cooperation and Development (or any successor). The provisions of the Indenture with respect to consolidation, merger or sale or lease of assets will continue to apply to Equinor in its capacity as guarantor of the Notes of the applicable series. Under U.S. tax law, the change in the obligor on the Notes of any series could be treated as a disposition of such Notes that you hold, resulting in your realization of gain or loss on such Notes even though you continue to hold the Notes and receive no distribution in connection with the deemed disposition. A change in the obligor might also result in possible other adverse tax consequences. See “Taxation” for discussion of possible tax consequences.

No vote by holders of the Notes approving any of these actions is required, unless as part of the transaction we make changes to the Indenture requiring your approval, as described in the accompanying prospectus under

“Description of Debt Securities and Guarantees—Special Situations— Modification and Waiver”. We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in a lower credit rating being assigned to the Notes of the applicable series or additional amounts becoming payable in respect of withholding tax and the Notes of the applicable series thus being subject to the optional redemption described under “—Optional tax redemption” below.

Guarantee

Equinor Energy fully and unconditionally guarantees the payment of the principal of, premium, if any, and interest on the Notes, including additional amounts, as described under “—Payment of additional amounts,” if any, which may be payable in respect of the Notes. Equinor Energy guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the Notes, by declaration of acceleration, call for redemption or otherwise.

Equinor Energy will automatically and unconditionally be released from all obligations under its guarantee and the guarantee shall thereupon terminate and be discharged of no further force or effect, in the event that at substantially the same time as its guarantee of the Notes is terminated, the aggregate amount of indebtedness for borrowed money for which Equinor Energy is an obligor (as a guarantor, co-issuer or borrower) does not exceed 10% of the aggregate principal amount of indebtedness for borrowed money of Equinor and its subsidiaries, on a consolidated basis, as of such time. For purposes of this paragraph, the amount of Equinor Energy’s indebtedness for borrowed money shall not include (x) any other debt the terms of which permit the termination of Equinor Energy’s guarantee of such debt under similar circumstances (including all debt issued under the Indenture on or after November 18, 2019), as long as Equinor Energy’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the Notes, and (y) any debt that is being refinanced at substantially the same time that the guarantee of the Notes is being released, provided that any obligations of Equinor Energy in respect of the debt that is incurred in the refinancing shall be included in the calculation of Equinor Energy’s indebtedness for borrowed money.

Optional tax redemption

Equinor and Equinor Energy have the option to redeem any series of the Notes, in whole but not in part, at any time in the two situations described below at a redemption price equal to the principal amount of the Notes of the applicable series plus accrued interest and any additional amounts due on the date fixed for redemption upon providing between 30 and 60 days’ notice.

The first situation is where, as a result of changes in or amendment to, or changes in the official application or interpretation of, any laws or regulations or rulings, or changes in the official application or interpretation of, or any execution of or amendment to, any treaties on or after (i) May 27, 2025, in the case of the Reopened 2028 Notes and the Reopened 2030 Notes, and (ii)    , 2025 in the case of the 2035 Notes, in the jurisdiction where Equinor or Equinor Energy is incorporated or, if different tax resident, Equinor or Equinor Energy, as applicable, would be required to pay additional amounts as described below under “—Payment of additional amounts”. If Equinor or Equinor Energy is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized or incorporated or, if different, tax resident, and the applicable date will be the date the entity became a successor. Equinor or Equinor Energy do not have the option to redeem the Notes of the applicable series in this case if either Equinor or Equinor Energy, as applicable, could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to Equinor or Equinor Energy, as applicable.

The second situation is where, following a merger, consolidation, sale or lease of Equinor’s or Equinor Energy’s assets to a person that assumes Equinor’s or Equinor Energy’s obligations under the applicable series of Notes, that person is required to pay additional amounts as described below under “—Payment of additional amounts”. Equinor, Equinor Energy or the other person would have the option to redeem the Notes of the applicable series in this situation even if the additional amounts became payable immediately after such assumption. None of Equinor, Equinor Energy or that person has any obligation under the Indenture to seek to avoid the obligation to pay additional amounts in this situation. Equinor, Equinor Energy or the other person, as applicable, shall deliver to the trustee an officer’s certificate to the effect that the circumstances required for redemption exist.

Payment of additional amounts:

None payable under current law. The government or any political subdivision or taxing authority of such government of any jurisdiction where Equinor or Equinor Energy is incorporated (currently the Kingdom of Norway) or, if different, tax resident may require Equinor or Equinor Energy to withhold amounts from payments on the principal or interest on any series of the Notes or payment under the guarantees for taxes, assessments or any other governmental charges. If any such jurisdiction requires a withholding of this type, Equinor or Equinor Energy will pay the noteholder additional amounts so that the net amount the noteholder receives will be the amount specified in the Notes, subject to the exceptions set forth below. In order for the noteholder to be entitled to receive the additional amounts, the noteholder must not be resident in the jurisdiction that requires the withholding. In addition, Equinor or Equinor Energy will not have to pay additional amounts under any (or any combination) of the following circumstances:

•

The tax, assessment or governmental charge would not have been imposed but for the fact that the noteholder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the noteholder, if the noteholder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the Notes or receiving principal or interest in respect thereof. These connections include where the noteholder or related party:

•	is or has been a citizen or resident of the jurisdiction;

•	is or has been present or engaged in trade or business in the jurisdiction; or

•	has or had a permanent establishment in the jurisdiction.

•	The tax, assessment or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.

•	The tax, assessment or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholding.

•	The tax, assessment or governmental charge is imposed or withheld because the noteholder or beneficial owner failed to comply with any of Equinor’s following requests:

•	to provide information about the nationality, residence or identity of the noteholder or beneficial owner, or

•	to make a declaration or other similar claim or satisfy any information or reporting requirements,

in each case that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax, assessment or governmental charge.

•

The tax, assessment or governmental charge is imposed on a noteholder or beneficial owner who could have avoided such withholding or deduction by presenting its Notes for payment (where presentation is required) to a different paying agent.

•

The noteholder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, the Notes, and the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Notes.

The foregoing provisions will also apply to any present or future taxes, assessments or governmental charges imposed by any jurisdiction in which Equinor’s or Equinor Energy’s successor (including a successor as a result of the substitution of Equinor as issuer as described in “—Mergers and similar events; issuer substitution”) is organized or incorporated or, if different, tax resident. If Equinor is substituted as issuer then the foregoing provisions will continue to apply to Equinor in its capacity as guarantor.

Notwithstanding foregoing provisions, neither Equinor or Equinor Energy (nor any successor thereto, paying agent or any other person) shall be required to pay any additional amounts with respect to any withholding or deduction imposed on or in respect of the Notes pursuant to Section 1471-1474 of the United States Internal Revenue Code (the “Code”) (and any current and future regulations or official interpretations thereof) (“FATCA”), the laws of Norway implementing FATCA or any agreement between Equinor, Equinor Energy (or any successor thereto) and any taxing or governmental authority entered into for FATCA purposes.

Form of Notes: The Notes will be issued as one or more global securities. You should read “Description of Debt Securities and Guarantees—Form of Debt Securities” on page 17 of the accompanying prospectus for more information about global securities.

Depositary: The Depository Trust Company, commonly referred to as “DTC”.

Sinking fund: There is no sinking fund.

Use of proceeds: The net proceeds from the sale of the Notes will be used for general corporate purposes.

Governing law and jurisdiction: The Indenture, the Notes and the guarantee are governed by New York law. Any legal proceeding arising out of or based upon the Indenture, the Notes or the guarantee may be instituted in any state or federal court in the Borough of Manhattan in New York City, New York.

GENERAL INFORMATION

Notices

As long as the Notes are issued in global form, notices to be given to holders of the Notes will be given to DTC, in accordance with its applicable procedures from time to time.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Clearance Systems

The Notes have been accepted for clearance through the DTC, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, S.A., in Luxembourg (“Clearstream, Luxembourg”) systems. The Reopened 2028 Notes have the following codes: CUSIP 29446MAL6 and ISIN US29446MAL63. The Reopened 2030 Notes have the following codes: CUSIP 29446MAM4 and ISIN US29446MAM47. The 2035 Notes have the following codes: CUSIP 29446MAP7 and ISIN US29446MAP77.

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds. For more information about global securities held by DTC through Clearstream, Luxembourg or Euroclear, you should read “Clearance and Settlement” beginning on page 30 of the accompanying prospectus.

Principal Executive Offices

Equinor’s principal executive offices are located at Forusbeen 50, N-4035, Stavanger, Norway.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our current and long-term finance debt and total capitalization as at September 30, 2025 and on an as adjusted basis to give effect to the offering.

	As at September 30, 2025
	Actual USD (in millions)	As Adjusted USD (in millions)
Current finance debt including lease liabilities(1)	5,883
Non-current finance debt including lease liabilities(2)	25,071
Unsecured	22,547
Secured	2,524
Non-controlling interests:	67
Shareholders’ equity:	40,526
Share capital	995
Additional paid-in capital	—
Retained earnings(3)	47,945
Currency translation adjustments	(8,689)
OCI from equity accounted investments	275
Total equity	40,592
Total finance debt and equity	71,546

(1)	$1,881 million of the $5,883 million Current finance debt is guaranteed by Equinor Energy and $4,002 million is unguaranteed.

(2)

$20,206 million of the $25,071 million Non-current finance debt is guaranteed by Equinor Energy and $4,865 million is unguaranteed. As adjusted for the offering, $    million of the $    million Non-current finance debt is guaranteed by Equinor Energy, and $    million is unguaranteed.

(3)

Based on the authorization from the annual general meeting on 14 May 2025, in October 2025 Equinor launched the fourth and final share buy-back tranche of up to USD 1,266 million for 2025, including shares to be redeemed from the Norwegian State, and entered into an agreement with a third party to purchase shares for up to USD 417.8 million in the market. This portion of the fourth tranche of USD 417.8 million (both acquired and remaining order) has been recognised as a reduction in equity.

Other than as disclosed above and ordinary course variations in the outstanding amount of our commercial paper borrowings from time to time, the information contained in the table above has not changed materially since September 30, 2025.

TAXATION

This section supplements the discussion under “Taxation—United States Taxation—United States Taxation of Debt Securities” and “Taxation—Norwegian Taxation of Debt Securities and Payments under the Guarantees” in the accompanying prospectus.

United States Taxation of Debt Securities

Qualified Reopening and Issue Price of the Reopened 2028 Notes and the Reopened 2030 Notes

For U.S. federal income tax purposes, the Reopened 2028 Notes and the Reopened 2030 Notes are expected to be treated as issued in a “qualified reopening” of the Existing 2028 Notes and the Existing 2030 Notes, respectively. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the Reopened 2028 Notes and the Reopened 2030 Notes will have the same issuance date and the same issue price as the Existing 2028 Notes and the Existing 2030 Notes, respectively, for U.S. federal income tax purposes. The remainder of this discussion assumes that the Reopened 2028 Notes and the Reopened 2030 Notes are issued in a qualified reopening. Because the Existing 2028 Notes and the Existing 2030 Notes were not issued with original issue discount for U.S. federal income tax purposes (“OID”), the Reopened 2028 Notes and the Reopened 2030 Notes also will not be treated as having been issued with OID.

Pre-Issuance Accrued Interest

A portion of the price paid for the Reopened 2028 Notes and the Reopened 2030 Notes will be allocable to interest that accrued prior to the date such notes are purchased (the “pre-issuance accrued interest”). We intend to take the position that the portion of the interest received on the first interest payment date for the Reopened 2028 Notes and the Reopened 2030 Notes equal to the pre-issuance accrued interest should be treated as a return of the pre-issuance accrued interest and not as a payment of interest on such notes. Amounts treated as a return of pre-issuance accrued interest should not be taxable when received and should be excluded from your adjusted tax basis in such notes.

Amortizable Bond Premium

The amount of amortizable bond premium (if any) associated with any Reopened 2028 Note or Reopened 2030 Note does not include the portion of the price paid for such note that is attributable to pre-issuance accrued interest. Moreover, because we have an unconditional right to redeem the notes prior to their maturity date, the amount that can be amortized (if any) for each accrual period may be subject to limitations. You should consult your tax advisor regarding the amount that can be amortized for any accrual period.

Issuer Substitution

We have the right to transfer the obligations of Equinor, as issuer of a series of Notes, to any subsidiary as described under “Description of Notes and Guarantees—Mergers and similar events; issuer substitution.” If we do so, a beneficial owner could be treated for U.S. federal income tax purposes as having constructively exchanged its Notes of such series for new debt securities (“New Notes”) in a taxable transaction, resulting in realization of gain or loss as described under “Taxation—United States Taxation—United States Taxation of Debt Securities—United States Holders—Purchase, Sale and Retirement of the Debt Securities” in the case of a United States holder (as defined therein) or, in the case of a non-United States holder (as defined therein), “Taxation—United States Taxation—United States Taxation of Debt Securities—Non-United States Holders—Purchase, Sale, Retirement and Other Disposition of the Debt Securities”. Any such New Notes may be treated as issued with original issue discount, depending on the facts of the relevant time. Prospective investors are urged to consult their tax advisors with regard to whether our engaging in the activities described under “Description of Notes and Guarantees—Mergers and similar events; issuer substitution”, results in a constructive exchange and, if so, the U.S. federal income tax consequences of such constructive exchange and owning the New Notes. In addition, if as a result of such a transfer the New Notes are treated as issued by a U.S. obligor, the tax consequences of the New Notes will generally be as described as under “Taxation—United States Taxation—United States Taxation of Debt Securities” in the accompanying prospectus with respect to debt securities issued by Equinor Capital (as defined therein).

Norwegian Taxation of Debt Securities and Payments under the Guarantees

The following summary is based on current Norwegian law and practice, which is subject to changes that could prospectively or retrospectively modify or adversely affect the stated tax consequence. Accordingly this summary does not and is not intended to, provide a complete description of all tax regulations that might be relevant. Prospective purchasers of securities should consult their own professional advisors as to their respective tax positions.

Under Norwegian law, payments of interest by Equinor ASA to a Norwegian resident for tax purposes under the debt securities may be subject to Norwegian ordinary taxation. As of the date hereof, the ordinary tax rate is 22 percent. Gains realized on the debt securities (including currency gains) are taxable as ordinary income, and losses (including currency losses) are deductible at the same rate. Costs incurred in connection with the acquisition and realization of the debt securities may be deducted in the year of realization.

Payments made by Equinor ASA under the debt securities to persons who are not Norwegian residents for tax purposes, referred to herein as non-residents, whether in respect of principal or interest on the debt securities, are generally not subject to any tax imposed by Norway or any political subdivision thereof or therein except for payments attributable to such person’s branch, permanent establishment, or operation that may be subject to tax imposed by Norway or any political subdivision thereof or therein. In addition, no income, capital gains, transfer or similar tax is currently imposed by Norway or any political subdivision thereof or therein on a sale, redemption or other disposition of debt securities, except for payments attributable to a non-resident’s branch, permanent establishment, or operation that may be subject to tax imposed by Norway or any political subdivision thereof or therein.

However, Norway imposes withholding tax on the payment of interest to persons who are not Norwegian residents for tax purposes in cases of interest payments to foreign related entities resident in low-tax jurisdictions. As of 1 July 2021, a withholding tax of 15 percent was introduced on interest payments and certain royalty payments made by a Norwegian resident company to foreign related entities resident in low-tax jurisdictions. Such withholding tax on interest payments is only applicable to payments to lenders who are a related party to the debtor (that is, where there is direct or indirect ownership or control of at least 50 percent) and provided that the lender is resident in a low-tax jurisdiction for tax purposes. This means that the withholding tax on interest payments does not apply to independent banks or other financial institutions or on bonds held by non-related parties.

Under Norwegian law, payments of interest by Equinor Energy to a Norwegian resident for tax purposes under the guarantees may be subject to Norwegian tax, at a rate of 22 percent. Payments by Equinor Energy under the guarantees to persons who are not Norwegian residents for tax purposes are generally not subject to any tax imposed by Norway or any political subdivision thereof or therein except for payments attributable to such person’s branch, permanent establishment or operations in Norway that may be subject to tax imposed by Norway or any political subdivision thereof or therein, but withholding tax could apply to payments of interest to lenders who are related parties resident in low-tax jurisdictions.

Issuer Substitution

Under Norwegian law, a change of the obligor on the Notes of a series, as described under “Description of Notes and Guarantees—Mergers and similar events; issuer substitution,” could be treated as a realization of the

Notes of such series that you hold for Norwegian tax purposes, when exchanged to new debt securities (“New Notes”). For Holders who are tax resident in Norway or subject to tax in Norway as a result of being involved in business activities in Norway and the holding of Notes is effectively connected with such business activities, realization of Notes could result in Norwegian income taxation of any gains or losses (including currency gains or losses), if any, related to the Notes held, as described under “Taxation—Norwegian Taxation of Debt Securities and Payments under the Guarantees” in the accompanying prospectus (as updated above). Please note, however, that according to Norwegian administrative practice an issuer substitution may in certain cases not be considered as a realization, and thus no Norwegian income tax will be levied. Whether such exception applies is subject to a concrete assessment based on the particular circumstances in the specific situation. Holders should therefore specifically consult with and rely upon their own tax advisors with respect to whether Equinor engaging in the activities described under “Description of Notes and Guarantees—Mergers and similar events; issuer substitution,” will be treated as a realization of the Notes for Norwegian tax purposes and, if so, what Norwegian income tax consequences will arise in relation to such exchange and owning of the New Notes.

UNDERWRITING

Each underwriter named below has severally and not jointly agreed, subject to the terms and conditions of the pricing agreement with Equinor and Equinor Energy, dated as of the date of this prospectus supplement (the “Pricing Agreement”), to purchase the principal amount of each series of Notes set forth below opposite its name. The underwriters are committed to purchase all of the Notes if any Notes are purchased. If an underwriter defaults, the Pricing Agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the Pricing Agreement may be terminated.

Principal Amount of Notes
Underwriter	Reopened 2028 Notes	Reopened 2030 Notes	2035 Notes
Barclays Capital Inc.	$	$	$
Citigroup Global Markets Inc.	$	$	$
Mizuho Securities USA LLC	$	$	$
Morgan Stanley & Co. LLC	$	$	$

Total	$	$	$

The underwriters have agreed to reimburse Equinor for a portion of its expenses up to a certain amount.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the Pricing Agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The 2035 Notes are a new issue of securities with no established trading market. The Reopened 2028 Notes and the Reopened 2030 Notes offered hereby will be a further issuance of, are interchangeable with and will be consolidated and form a single series with, the Existing 2028 Notes and the Existing 2030 Notes, respectively. Equinor and Equinor Energy have been advised by the underwriters that the underwriters intend to make a market in each series of the Notes but are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Equinor and Equinor Energy have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of those liabilities if such indemnification is unavailable or insufficient.

The underwriters propose to offer the Notes initially at the offering prices on the cover page of this prospectus supplement, which in the case of (a) the Reopened 2028 Notes, includes $    of interest deemed to have accrued from June 3, 2025 to, but excluding, the issuance date, and (b) the Reopened 2030 Notes, includes $    of interest deemed to have accrued from September 3, 2025 (the most recent interest payment date for the Existing 2030 Notes) to, but excluding, the issuance date. After the initial public offering, the underwriters may change the offering prices and the other selling terms.

We estimate that our total expenses of the offering, excluding the underwriting discounts, will be approximately $    .

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, serving as counterparties to certain derivative and hedging arrangements, investment research, principal investment, hedging, financing and brokerage activities. From time to time the underwriters and their respective affiliates engage in transactions with Equinor or its subsidiaries in the ordinary course of business. One or more of the underwriters and their respective affiliates have performed investment banking, commercial banking and advisory services for Equinor in the past and have received customary fees and expenses for these services, and may do so again in the future. For example, in the ordinary course of their various businesses, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may also involve securities and/or instruments of Equinor or its subsidiaries. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the Notes. As a result, the prices of the Notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise. Neither Equinor, Equinor Energy nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.

Each of Equinor and Equinor Energy has agreed that it will not, during the period from the date of this prospectus supplement until the date of the delivery of the Notes, without first obtaining the prior written consent of Barclays Capital Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC and Morgan Stanley & Co. LLC, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities issued by Equinor which mature more than one year after the date of the delivery of the Notes, which are substantially similar to such Notes, which are denominated in the same currency as such Notes and are offered primarily in the same market as such Notes are primarily offered, except for the Notes sold to the underwriters pursuant to the Pricing Agreement.

Delivery of the Notes shall be made through the facilities of The Depository Trust Company (“DTC”), Euroclear and Clearstream, Luxembourg unless the underwriters shall otherwise instruct.

It is expected that delivery of the Notes will be made against payment on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the    business day

following the date of pricing of the Notes (such settlement cycle being referred to as “T+ ”). Under Rule 15c6-1 under the Exchange Act, Trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the first business day before the delivery of securities will be required, by virtue of the fact that the Notes initially will settle in T+ , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes on the date of pricing or the next business day should consult their own advisors.

Selling Restrictions

European Economic Area. The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the attached prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the EEA. For the purposes of this provision: the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

United Kingdom. This prospectus supplement is being distributed to, and directed at, persons outside the United Kingdom and, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the U.K. Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Each underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to Equinor or Equinor Energy; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of U.K. MiFIR; or (iii) not a qualified investor as defined in Article 2 of the U.K. Prospectus Regulation. Consequently, no key information document required by the U.K. PRIIPs Regulation for offering or selling the Notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation. This prospectus supplement and the attached prospectus have been prepared on the basis that any offer of Notes in the U.K. will be made pursuant to an exemption under the U.K. Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the U.K. Prospectus Regulation.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the U.K. For the purposes of this provision: the expression “retail investor” means a person who is one or more of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of U.K. MiFIR; or (iii) not a qualified investor as defined in Article 2 of the U.K. Prospectus Regulation; and (b) the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

Norway. Each underwriter has represented and agreed that no offering material in relation to any of the Notes has been or will be approved by the Oslo Stock Exchange or the Norwegian Financial Supervisory Authority. Accordingly, each underwriter has agreed, and each further underwriter appointed will be required to agree, that the Notes will only be directed to qualified investors as defined in Article 2(e) of the Prospectus Regulation, pursuant to Article 1(4)(a) of the Prospectus Regulation, as incorporated into Norwegian law pursuant to Section 7-1 of the Norwegian Securities Trading Act 2007 or in accordance with other relevant exceptions from the prospectus requirements in force in Norway. Accordingly, the offer of the Notes and the related materials may not be made available to the public in Norway nor may the offer of the Notes otherwise be marketed or offered to the public in Norway. The Notes may be issued only outside Norway and may not be denominated in NOK.

Switzerland. This prospectus supplement and the accompanying prospectus, as well as any other material relating to the Notes, which are the subject of the offering contemplated by this prospectus supplement, do not constitute an issue prospectus pursuant to the Swiss Financial Services Act (“FinSA”). The Notes will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the Notes, including, but not limited to, this prospectus supplement, do not claim to comply with the FinSA. The Notes are being offered in Switzerland by way of a private placement, i.e., only to a small number of select investors, without any public offer and only to investors who do not purchase the Notes with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This prospectus supplement, as well as any other material relating to the Notes, is personal and confidential and does not constitute an offer to any other person. This prospectus supplement may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Hong Kong. The Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan. The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”). The Notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore. This prospectus supplement and the attached prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the attached prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, or (ii) to an accredited investor (as defined in Section 4(A) of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Singapore SFA Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer and the Guarantor have determined, and hereby notify all relevant persons (as defined in Regulation 3(b) of the Securities and Futures (Capital Markets Products) Regulations 2018 (the “SF (CMP) Regulations”)) that the Notes are “prescribed capital markets products” (as defined in the SF (CMP) Regulations) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Singapore SFA Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04- N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Canada. The Notes may be sold only in any province of Canada to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other jurisdictions outside the United States. Each underwriter has represented and agreed that with respect to any other jurisdiction outside the United States, it has not offered or sold and will not offer or sell any of the Notes in any jurisdiction, except under circumstances that resulted or will result in compliance with the applicable rules and regulations of such jurisdiction.

VALIDITY OF NOTES AND GUARANTEES

The validity of the Notes and the guarantees will be passed upon for Equinor and Equinor Energy by Sullivan & Cromwell LLP, as to certain matters of New York law, and for the underwriters by Davis Polk & Wardwell London LLP, as to certain matters of New York law. The validity of the Notes and the guarantees will be passed upon for Equinor and Equinor Energy by Equinor’s and Equinor Energy’s Senior Legal Counsel, Legal Corporate, as to certain matters of Norwegian law, and for the underwriters by Wikborg Rein Advokatfirma AS, as to certain matters of Norwegian law. Sullivan & Cromwell LLP may rely upon the opinion of Equinor’s and Equinor Energy’s Senior Legal Counsel, Legal Corporate, with respect to all matters of Norwegian law.

PROSPECTUS

EQUINOR ASA

Debt Securities

fully and unconditionally guaranteed by Equinor Energy AS

(a wholly owned subsidiary of Equinor ASA)

Ordinary Shares

In the form of ordinary shares or American Depositary Shares

EQUINOR US CAPITAL LLC

Debt Securities

fully and unconditionally guaranteed by Equinor ASA and Equinor Energy AS

Equinor ASA and Equinor US Capital LLC may use this prospectus to offer from time to time guaranteed debt securities. Equinor ASA may use this prospectus to offer from time to time ordinary shares, directly or in the form of American Depositary Shares.

Equinor’s ordinary shares are admitted to trading on the Oslo Stock Exchange under the symbol “EQNR”. Equinor’s American Depositary Shares, each representing one ordinary share, are listed on the New York Stock Exchange under the symbol “EQNR”.

Each time we sell the securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information About Us”, carefully before you invest.

We may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of any underwriters will be stated in any accompanying prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 4, 2023.

-i-

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, in this prospectus, the term “Equinor” refers to Equinor ASA, the terms “Equinor group”, “we”, “our”, “ours” and “us” refer to Equinor and its consolidated subsidiaries, including Equinor Energy AS and Equinor US Capital LLC, “Equinor Energy” refers to Equinor Energy AS, “Equinor Capital” refers to Equinor US Capital LLC, “Equinor Debt Issuers” refers to Equinor and Equinor Capital (each an “Equinor debt issuer”) and the “guarantors” refers to Equinor ASA and Equinor Energy (each a “guarantor”).

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information About Us”, carefully before you invest.

Each of the Equinor debt issuers may be the issuer in an offering of debt securities. Debt securities offered by Equinor will be guaranteed by Equinor Energy and will be issued under the indenture among Equinor, as issuer, Equinor Energy, as guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Equinor indenture”). Debt securities offered by Equinor Capital will be guaranteed by Equinor and Equinor Energy and will be issued under an indenture to be entered among Equinor Capital, as issuer, Equinor and Equinor Energy, as guarantors and a trustee (the “Equinor Capital indenture” and together with the Equinor indenture, the “indentures”). See “Description of Debt Securities and Guarantees”.

RISK FACTORS

Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to buy our securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

Risks Relating to Our Business

You should read the “Risk Factors” incorporated in Equinor’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022 (the “2022 Annual Report”), which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to our business.

Risks Relating to the Debt Securities

Because the debt securities are unsecured, your right to receive payments may be adversely affected.

The debt securities that we are offering will be unsecured. Unless otherwise specified in the applicable prospectus supplement, the debt securities are not subordinated to any of our other debt obligations and therefore they will rank equally with all our other unsecured and unsubordinated indebtedness. As of March 31, 2023, we had no secured indebtedness outstanding. If an Equinor debt issuer defaults on its debt securities or the guarantors default on the guarantees, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that the Equinor debt issuer or the guarantors have granted security over their assets, the assets that secure these debts will be used to satisfy the obligations under that secured debt before the Equinor debt issuer or the guarantors, as the case may be, could make payment on the debt securities. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.

Your rights as a holder of debt securities may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indentures.

The debt securities issued by Equinor are governed by the Equinor indenture and the debt securities issued by Equinor Capital are governed by the Equinor Capital indenture, which are described herein under “Description of Debt Securities and Guarantees”. Each Equinor debt issuer may issue as many distinct series of debt securities under the applicable indenture as we wish. Each Equinor debt issuer may also issue a series of debt securities under the applicable indenture that provides holders with rights superior to the rights already granted or that may be granted in the future to holders of another series under that indenture. You should read carefully the specific terms of any particular series of debt securities we may offer contained in the prospectus supplement relating to such debt securities.

A ratings decline could adversely affect the value of the debt securities.

One or more independent credit rating agencies may assign credit ratings to the debt securities. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed in this prospectus, and other factors that may affect the value of the debt securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. Purchasers of securities rely on the creditworthiness of Equinor and, if applicable, Equinor Energy and no other person. Any of the rating agencies that rate the debt of an Equinor debt issuer has the ability to lower the ratings currently assigned to that debt as a result of its views about the current or future business, financial condition or results of operations of the Equinor group or other matters. Any ratings decline could adversely affect the value of the debt securities. Investment in the securities involves the risk that subsequent changes in actual or perceived creditworthiness of the Equinor group may adversely affect the market value of the securities.

Should Equinor default on the debt securities, or should a guarantor default on a guarantee, your right to receive payments on such debt securities or guarantee may be adversely affected by Norwegian insolvency laws.

Both Equinor and Equinor Energy are incorporated in and have their registered office in the Kingdom of Norway, and consequently it is likely that any insolvency proceedings applicable to Equinor or Equinor Energy would be governed by Norwegian law. If a Norwegian company is unable, or likely to be unable, to pay its debts, an examiner may be appointed to facilitate the survival of the company and the whole or any part of its business by formulating proposals for a compromise or scheme of arrangement. If an examiner is appointed, a protection period will be imposed so that the examiner can formulate and implement proposals for a compromise or scheme of arrangement. During the protection period, any enforcement action by a creditor of the Norwegian company is prohibited. In addition, the Norwegian company may be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner.

In the event of insolvency of Equinor and/or Equinor Energy, the claims of certain preferential creditors (including the Norwegian tax authority for certain unpaid taxes) will rank in priority to claims of unsecured creditors.

If Equinor and/or Equinor Energy become subject to an insolvency proceeding and have obligations to creditors that are treated under Norwegian law as creditors that are senior relative to the holders of the debt securities (including secured creditors), the holders of the debt securities may suffer losses as a result.

Because Equinor and Equinor Energy are Norwegian companies and a substantial portion of our assets and key personnel are located outside the United States, you may not be able to enforce any U.S. judgment for claims you may bring against us or our key personnel both in and outside the United States.

Both Equinor and Equinor Energy are organized under the laws of the Kingdom of Norway. A substantial portion of our assets are located outside the United States. In addition, many members of our board of directors and senior management are residents of countries other than the United States. As a result, it may be impossible for you to effect service of process within the United States upon Equinor, Equinor Energy or these persons or to enforce against us or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws. We understand that judgments of U.S. courts are generally not enforceable in Norway. Consequently, it could prove difficult to enforce civil liabilities solely based on U.S. federal securities laws or otherwise. Therefore, you may have difficulty enforcing any U.S. judgment against us or our non-U.S. resident directors and officers both in and outside the United States.

Equinor Capital is a finance subsidiary that has no revenue-generating operations of its own and depends on cash received from other members of the Equinor group to be able to make payments on the debt securities.

Equinor Capital is an indirect finance subsidiary of Equinor with limited assets and limited ability to generate revenues. The ability of Equinor Capital to make any payments on the debt securities will depend on the earnings, business and tax considerations, and legal and contractual restrictions on payments of dividends or other distributions by other members of the Equinor group. If Equinor Capital is not able to make payments on the debt securities, holders of the debt securities would have to rely on claims for payment under the guarantees, which are subject to the risks and limitations described herein. We cannot assure you that Equinor Capital will receive sufficient dividends, distributions or loans from other members of the Equinor group to service scheduled payments of interest, principal or other amounts due under the debt securities. Any of the situations described above could adversely affect the ability of Equinor Capital to service its obligations in respect of the debt securities.

The debt securities lack a developed trading market, and such a market may never develop.

The Equinor debt issuers may issue debt securities in different series with different terms in amounts that are to be determined. There can be no assurance that an active trading market will develop for any series of these debt securities even if we list the debt securities on a securities exchange.

There can also be no assurance regarding the future development of a market for the debt securities or the ability of holders of the debt securities to sell their debt securities or the price at which such holders may be able to sell their debt securities. If such a market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price and this may result in a return that is greater or less than the interest rate on, the debt security, in each case depending on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities or that an active public market for the debt securities will develop. See “Plan of Distribution”.

The substitution of an Equinor debt issuer as the issuer of the debt securities could cause you to realize taxable gain or loss for U.S. tax purposes and/or taxable gain or loss (including currency gains or losses) for Norwegian tax purposes, if any, on any such debt securities that you hold.

The terms of the debt securities issued under the Equinor indenture permit Equinor to transfer its obligations, as issuer of the debt securities of any series, to any subsidiary of Equinor, so long as the obligations of that Subsidiary are fully and unconditionally guaranteed by Equinor on the same terms as Equinor Energy’s guarantee of such debt securities. In addition, under the Equinor Capital indenture, Equinor Capital may transfer its obligations, as issuer of the debt securities of any series, to Equinor or to any subsidiary of Equinor.

Under U.S. tax law, the change in the obligor on the debt securities could be treated as a disposition of such debt securities that you hold, resulting in your realization of gain or loss on such debt securities even though you continue to hold the debt securities and receive no distribution in connection with the deemed disposition. Under Norwegian tax law, the change in the obligor on the debt securities could be treated as a realization of such debt securities that you hold for Norwegian tax purposes. If you are resident in Norway or subject to tax in Norway as a result of being involved in business activities in Norway and the holding of debt securities is effectively connected with such business activities, a realization of debt securities could result in Norwegian income taxation of gains or losses (including currency gains or losses), if any, related to the debt securities that you hold. See “Taxation” for discussion of possible tax consequences.

The Guarantees provided by Equinor Energy will automatically and unconditionally be released in certain circumstances.

The guarantees of Equinor Energy will automatically and unconditionally be terminated, without the consent of the trustee or the holders, at substantially the same time that the aggregate amount of indebtedness for borrowed money for which Equinor Energy is an obligor (as a guarantor, co-issuer or borrower, and subject to certain exceptions described under “Description of Debt Securities and Guarantees—Guarantees” below) does not exceed 10% of the aggregate principal amount of indebtedness for borrowed money of Equinor and its subsidiaries on a consolidated basis. If the guarantees are released, we are not required to replace them, and the debt securities will not have the benefit of an Equinor Energy or any other guarantee (other than the Equinor guarantee relating to debt securities of Equinor Capital) for their remaining maturity.

We may be subject to changes in the Norwegian tax regime that could expand the existing withholding tax regime to cover the debt securities.

As of 1 July 2021, a withholding tax of 15 percent applies to interest payments and royalty payments made by a Norwegian resident company to foreign related entities resident in low tax jurisdictions. The withholding tax on interest payments is not applicable to creditors who are not related parties (that is, where there is direct or indirect ownership or control of at least 50 percent) resident for tax purposes in a low tax jurisdiction. This means that the withholding tax on interest payments does not apply to independent banks or other finance institutions or on bonds held by unrelated parties.

If future legislation were to require withholding of Norwegian taxes on interest payments on the debt securities, Equinor would be required, subject to certain exceptions, to pay additional amounts so that the net amounts received by the noteholder will equal the amount that would have been received without such withholding or deduction, as described under “Description of Debt Securities and Guarantees—Payment of Additional Amounts”. The requirement to pay such additional amounts on the debt securities (and potentially other outstanding indebtedness) could materially impact our cash flows. In addition, if Equinor were to become liable to pay additional amounts as a result of any such new legislation, it may be able to redeem the debt securities for their principal amounts plus accrued and unpaid interest and any related additional amounts, and there can be no assurance that you will be able to reinvest the amounts received upon such redemption at a rate that will provide the same rate of return as your investment in the debt securities.

We will not be required to pay additional amounts if payments on the debt securities are subject to withholding under FATCA.

Under Section 1471-1474 of the United States Internal Revenue Code (the “Code”) (and any current and future regulations or official interpretations thereof) (“FATCA”), certain non-U.S. financial institutions must comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders to avoid becoming subject to withholding on certain payments. Although we are continuing to monitor our status under FATCA, we are currently registered as a foreign financial institution for these purposes. We and other non-U.S. financial institutions may accordingly be required to report information to the IRS regarding the holders of debt securities and to withhold on a portion of payments under the debt securities issued by Equinor to certain holders that fail to comply with the relevant information reporting requirements (or hold debt securities directly or indirectly through certain non-compliant intermediaries). However, such withholding will not apply to payments made before the date is two years after the date on which final regulations defining the term “foreign passthru payment” are enacted. Moreover, such withholding would only apply to debt securities issued at least six months after the date on which final regulations defining the term “foreign passthru payment” are enacted. Holders are urged to consult their own tax advisors and any banks or brokers through which they will hold debt securities as to the consequences (if any) of these rules to them.

In the case of debt securities issued by Equinor Capital, a 30% withholding tax may be imposed under FATCA on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest that you receive in respect of the debt securities could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold debt securities through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

We will not pay any additional amounts in respect of FATCA withholding, so if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your debt securities. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the your receipt of any amounts withheld.

Risks Relating to the Ordinary Shares and American Depositary Shares

Equinor’s shares and American Depositary Shares may experience volatility which will negatively affect your investment.

In recent years, most major stock markets have experienced significant price and trading volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the underlying companies. Accordingly, there could be significant fluctuations in the price of Equinor’s shares and American Depositary Shares (“ADSs”), each representing one ordinary share, even if our operating results meet the expectations of the investment community. In addition,

•	announcements by us or our competitors relating to operating results, earnings, volume, acquisitions or joint ventures, capital commitments or spending;

•	continued volatility in prices of oil and natural gas;

•	unfavorable economic conditions, socio-political instability and/or recession in the countries where Equinor operates;

•	changes in financial estimates or investment recommendations by securities analysts;

•	changes in market valuations of other oil companies; or

•	disruptions in trading on major stock markets,

could cause the market price of Equinor’s shares and ADSs to fluctuate significantly.

While not expected, payments on the ordinary shares and ADSs may become subject to withholding under FATCA.

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. Although we are continuing to monitor our status under FATCA, we are currently registered as a foreign financial institution for these purposes. To avoid becoming subject to the 30% withholding tax on payments to them, we and other non-U.S. financial institutions may be required to report information to the IRS regarding the holders of ordinary shares or ADSs and to withhold on a portion of payments under the ordinary shares or ADSs to certain holders that fail to comply with the relevant information reporting requirements (or hold ordinary shares or ADSs directly or indirectly through certain non-compliant intermediaries). However, under proposed Treasury regulations, such withholding will not apply to payments made before the date that is two years after the date on which final regulations defining the terms “foreign passthru payment” are enacted. The rules for the implementation of this legislation have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of the ordinary shares and ADSs.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including documents that are filed with the U.S. Securities and Exchange Commission (“SEC”) and incorporated by reference herein, and the related prospectus supplements contain certain forward-looking statements that involve risks and uncertainties. These forward-looking statements are made pursuant to the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, we use words such as “aim”, “ambition”, “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “commit”, “likely”, “objective”, “outlook”, “may”, “plan”, “schedule”, “seek”, “should”, “strategy”, “target”, “will”, “goal” and similar expressions to identify forward-looking statements.

Forward-looking statements include all statements other than statements of historical fact, including, among others, statements regarding our commitment to develop as a broad energy company and ambition to be a leading company in the energy transition; ambition to reach net zero by 2050 and expectations regarding progress on our energy transition plan and just transition plan; our ambitions regarding reduction in operated emissions and net carbon intensity and allocation of capital expenditures to renewables and low carbon solutions; our ambitions to decarbonise and maintain value in oil and gas, industrialise and upscale offshore wind, industrialise and commercialise carbon capture and storage and upscale and develop new value chains in hydrogen; ambition to attain a leadership position in the European CCS market; aims, expectations and plans for renewables production capacity and power generation, investments in renewables and low-carbon solutions and the balance between oil and renewables production; our expectations with respect to net carbon intensity, operated emissions, carbon and methane intensity and flaring reductions; our internal carbon price and other financial metrics for investment decisions; break-even considerations and targets; aims and expectations regarding Equinor’s resilience across different climate scenarios; future levels of, and expected value creation from, oil and gas production, scale and composition of the oil and gas portfolio, and development of CCS and hydrogen businesses; use of compensation and offset mechanisms and high-quality carbon sinks; plans to develop fields; our intention to optimise and mature our portfolio; future worldwide economic trends, market outlook and future economic projections and assumptions, including commodity price assumptions; expectations and plans regarding capital expenditures; future financial performance, including, without limitation, cash flow, liquidity and return on average capital employed; expectations regarding cash flow and returns from our oil and gas portfolio and renewable projects; organic capital expenditures through 2026; expectations and estimates regarding production and execution of projects; the ambition to keep unit of production cost in the top quartile of our peer group; scheduled maintenance activity and the effects thereof on equity production; business strategy and competitive position; sales, trading and market strategies; research and development initiatives and strategy, including ambitions regarding allocation of research and development capital towards renewables and low carbon-solutions; expectations related to production levels, unit production cost, investment, exploration activities, discoveries and development in connection with our ongoing transactions and projects; our ambitions, expectations and plans regarding diversity and inclusion and employee training; plans and expectations regarding completion and results of acquisitions, disposals and other contractual arrangements and delivery commitments; plans, ambitions and expectations regarding recovery factors and levels, future margins and future levels or development of capacity, reserves or resources; planned turnarounds and other maintenance activity; expectations regarding oil and gas volume growth, including for volumes lifted and sold to equal entitlement production; estimates related to production and development, forecasts, reporting levels and dates; operational expectations, estimates, schedules and costs; expectations relating to licences and leases; oil, gas, alternative fuel and energy prices, volatility, supply and demand; plans and expectations regarding processes related to human rights laws, corporate structure and organizational policies; technological innovation, implementation, position and expectations; expectations regarding role and composition of the board and our remuneration policies; our goal of safe and efficient operations; effectiveness of our internal policies and plans; our ability to manage our risk exposure, our liquidity levels and management of liquidity reserves; estimated or future liabilities, obligations or expenses; expected impact of currency and interest rate fluctuations and LIBOR discontinuation; projected outcome, impact or timing of HSE regulations; HSE goals and objectives of management for future operations; our ambitions and plans regarding biodiversity (including our aim to develop a net-positive impact approach for projects) and value creation for society; expectations related to regulatory trends; impact of PSA effects; projected impact or timing of administrative or governmental rules, standards, decisions, standards or laws (including taxation laws); projected impact of legal claims against us; plans for capital distribution, share buy-backs and amounts and timing of dividends.

You should not place undue reliance on forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described above in “Risk Factors”, elsewhere in this prospectus, in the risks incorporated in Item 3.D and elsewhere in the 2022 Annual Report, which is incorporated by reference herein, and/or in the other documents we incorporate by reference herein.

These forward-looking statements reflect current views about future events, are based on management’s current expectations and assumptions and are, by their nature, subject to significant risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including levels of industry product supply, demand and pricing, in particular in light of significant oil price volatility and the uncertainty caused by the European security situation, including Russia’s invasion of Ukraine; unfavorable macroeconomic conditions and inflationary pressures; exchange rate and interest rate fluctuations; levels and calculations of reserves and material differences from reserves estimates; regulatory stability and access to resources, including attractive low carbon opportunities; the effects of climate change and changes in stakeholder sentiment and regulatory requirements regarding climate change; changes in market demand and supply for renewables; inability to meet strategic objectives; the development and use of new technology; social and/or political instability, including as a result of Russia’s invasion of Ukraine; failure to manage digital and cyber threats; operational problems; unsuccessful drilling; availability of adequate infrastructure; the actions of field partners and other third-parties; reputational damage; the actions of competitors; the actions of the Norwegian state as majority shareholder and exercise of ownership by the Norwegian state; changes or uncertainty in or non-compliance with laws and governmental regulations; adverse changes in tax regimes; the political and economic policies of Norway and other oil-producing countries; regulations on hydraulic fracturing and low-carbon value chains; liquidity, interest rate, equity and credit risks; risks relating to trading and commercial supply activities; an inability to attract and retain personnel; ineffectiveness of crisis management systems; inadequate insurance coverage; health, safety and environmental risks; physical security risks; failure to meet our ethical and social standards; non-compliance with international trade sanctions; and other factors discussed elsewhere in this prospectus, in the 2022 Annual Report or in the other documents we incorporate by reference herein.

The achievement of Equinor’s climate ambitions depends, in part, on broader societal shifts in consumer demands and technological advancements, each of which are beyond Equinor’s control. Should society’s demands and technological innovation not shift in parallel with Equinor’s pursuit of its energy transition plan, Equinor’s ability to meet its climate ambitions will be impaired. The reference to any scenario in the 2022 Annual Report or in the other documents we incorporate by reference herein, including any potential net-zero scenarios, does not imply Equinor views any particular scenario as likely to occur.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that our future results, level of activity, performance or achievements will meet these expectations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, we undertake no obligation to update such statements, whether to make them conform to actual results or changes in our expectations or otherwise. Additional information, including information regarding factors that may affect our business, is contained in the 2022 Annual Report filed with the SEC, which can be found on Equinor’s website at www.equinor.com and in the other documents we file with the SEC. See “Where You Can Find More Information About Us” below.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

Equinor files annual and other reports with the SEC. The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference:

•	the 2022 Annual Report, filed with the SEC on March 23, 2023;

•

the registration statement on Form 8-A containing a description of Equinor’s ordinary shares and American Depositary Shares, filed on June 12, 2001, and any amendment or report filed for the purpose of updating such description; and

•	our report on Form 6-K dated May 4, 2023 regarding our interim results for the three month period ended March 31, 2023.

Finally, we incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we complete the offerings using this prospectus, and our reports on Form 6-K furnished to the SEC after the date of this prospectus only to the extent that the forms expressly state that such we deem such reports to be filed and incorporate them by reference in this prospectus.

Information that we file with the SEC will automatically update and supersede information in documents filed with the SEC at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access Equinor’s SEC filings, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules thereto. In addition, you may request a copy of these filings, at no cost, by writing or telephoning Equinor at the following address:

EQUINOR ASA

Forusbeen 50, N-4035

Stavanger, Norway

Tel. No.: 011-47-5199-0000

or by going to Equinor’s Internet website at www.Equinor.com.

Equinor’s ordinary shares are listed on the Oslo Stock Exchange and its American depositary shares, representing ordinary shares of Equinor, are quoted on the New York Stock Exchange. You can consult reports and other information about Equinor that it has filed pursuant to the rules of the New York Stock Exchange and the Oslo Stock Exchange at those exchanges.

Except for the documents specifically incorporated by reference into this prospectus, the information contained on, or that can be accessed through, these websites is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or thereof or that the information contained herein or therein is correct as of any time subsequent to the date of such information.

ENFORCEABILITY OF CIVIL LIABILITIES

Equinor is a public limited company incorporated under the laws of the Kingdom of Norway. Equinor Energy is a limited company incorporated under the laws of the Kingdom of Norway. Many members of the board of directors and senior management of Equinor and Equinor Energy, and certain experts named in this prospectus, are residents of countries other than the United States. All or a substantial portion of the assets of each of Equinor and Equinor Energy and the assets of such individuals are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or upon Equinor and Equinor Energy, or it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us. Furthermore, judgments of U.S. courts are generally not enforceable in Norway. We may comply with a U.S. judgment voluntarily, but, if we were not to do so, you would have to apply to a Norwegian court for an original judgment. Consequently, it could prove difficult to enforce civil liabilities solely based on U.S. securities law in Norway. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in Norway.

EQUINOR ASA

Equinor is a public limited company incorporated under the laws of the Kingdom of Norway with its registered office at Forusbeen 50, N-4035 Stavanger, Norway. Equinor’s telephone number is +47 51 99 00 00. Equinor’s registration number in the Norwegian Register of Business Enterprises is 923 609 016. Equinor was incorporated on September 18, 1972 under the name Den norske stats oljeselskap AS. In 2001, Equinor was listed on the Oslo and New York stock exchanges and became a public limited company under the name Statoil ASA. As of May 16, 2018, Equinor changed its name from Statoil ASA to Equinor ASA.

As of March 31, 2023, the Norwegian State owned a 67 percent direct interest in Equinor. Equinor’s objective, as set out in its articles of association, is to develop, produce and market various forms of energy and derived products and services, as well as other business. Such activities may be carried out through participation in, or cooperation with, other companies.

Equinor is an international energy company, with a portfolio of projects encompassing oil and gas, renewables, hydrogen and low-carbon solutions. We are the largest supplier of energy to Europe, a world-leading offshore operator, the largest oil and gas operator in Norway and an international pioneer in renewables and low-carbon solutions and also engage in refining, processing and marketing as part of our operations. Our activities span operations in around 30 countries and we employ approximately 22,000 employees worldwide.

You can find a more detailed description of our business in the 2022 Annual Report, which is incorporated by reference in this prospectus.

EQUINOR ENERGY AS

Equinor Energy is a wholly owned subsidiary of Equinor and was incorporated and registered as a limited company in the Kingdom of Norway on February 1, 2007. Equinor Energy’s registered office is at Forusbeen 50, N-4035 Stavanger, Norway, and its telephone number is +47 51 99 00 00. Equinor Energy’s registration number in the Norwegian Register of Business Enterprises is 990 888 213. As of May 16, 2018, Equinor Energy changed its name from Statoil Petroleum AS to Equinor Energy AS.

The object of Equinor Energy, as set out in its articles of association, is to engage in exploration, production, transportation, refining and marketing of petroleum and petroleum-derived products, to extend financial assistance to other group companies, act as co-debtor for debt or under loan facilities entered into by Equinor as well as other business. Such activities may be carried out through participation in, or cooperation with, other companies. Equinor Energy is the owner of a considerable portion of the assets of the Equinor group (including licences, production plants and transportation systems and shareholdings in several international subsidiaries). Its main revenues are derived from the sale of crude oil and natural gas. Equinor Energy has no employees and is controlled and operated through the business lines of Equinor.

EQUINOR US CAPITAL LLC

Equinor US Capital LLC is a wholly owned indirect subsidiary of Equinor and a wholly owned direct subsidiary of Equinor US Holding Inc. and was organized as a limited liability company under the laws of Delaware on February 21, 2020. The principal executive offices of Equinor Capital are located at 600 Washington Boulevard, Suite 800 Stamford, CT 06901, United States and its telephone number is (203) 978-6900.

Equinor Capital is a financing vehicle for Equinor and has no operating history. Equinor Capital has no independent operations, other than raising debt for use by the Equinor group, hedging such debt when appropriate and on-lending funds raised to companies in the Equinor group. Equinor Capital will lend substantially all proceeds of its borrowings to Equinor US Holding Inc. The debt securities Equinor Capital may issue under this prospectus will be fully and unconditionally guaranteed by Equinor and Equinor Energy as to payment of principal, premium (if any), interest and any other amounts due.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, which may include working capital, the repayment of existing debt (including debt incurred in connection with acquisitions) or the financing of acquisitions.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our current and long-term finance debt and total capitalization as at March 31, 2023.

As at March 31, 2023
USD (in millions)
Current finance debt inclusive of lease liabilities(1)	6,271
Non-current finance debt inclusive of lease liabilities(2)	24,862
Unsecured	24,862
Secured	—
Non-controlling interests:	5
Shareholders’ equity:	57,165
Share capital	1,142
Additional paid-in capital	2,710
Retained earnings	63,236
Currency translation adjustments	-10,281
OCI from equity accounted investments	359
Total equity	57,170
Total finance debt and shareholders’ equity	88,302

(1)	$4,995 million of the $6,271 million Current finance debt is guaranteed by Equinor Energy and $1,275 million is unguaranteed.

(2)	$22,403 million of the $24,862 million Non-current finance debt is guaranteed by Equinor Energy and $2,459 million is unguaranteed.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This prospectus relates to, among other securities, debt securities issued by Equinor or Equinor Capital. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by documents called indentures.

The indenture relating to debt securities issued by Equinor is a contract among Equinor, as issuer and Equinor Energy, as guarantor, and Deutsche Bank Trust Company Americas, as trustee. The indenture, as amended and supplemented is referred to as the “Equinor indenture”. In particular, on September 10, 2018, we and the trustee entered into a supplemental indenture to the indenture to provide that debt securities issued under the Equinor indenture on and after such date shall not benefit from a negative pledge or limitation on sale and leaseback transactions. On November 18, 2019, we and the trustee entered into a supplemental indenture to, among other things, modify Article Eight of the Equinor indenture to reflect the terms described under “—Special Situations—Mergers and Similar Events; Issuer Substitution” below and to reflect the guarantor release provisions described under “—Guarantees” below. Such changes do not apply to series of debt securities created under the Equinor indenture prior to the date of the applicable supplemental indenture.

The form of indenture relating to debt securities issued by Equinor Capital is a form contract among Equinor Capital, as issuer, Equinor and Equinor Energy, as guarantors, and a trustee. This indenture, as it may be amended and supplemented, is referred to as the “Equinor Capital indenture”. The indentures are substantially similar.

As you read this section, please remember that the specific terms of a series of debt securities as described in the accompanying prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. Accordingly, the statements we make in this section may not apply to your debt security.

This section summarizes the material provisions of the indentures, the debt securities and the guarantees. However, because it is a summary, it does not describe every aspect of the indentures, the debt securities and the guarantees. This summary is subject to and qualified in its entirety by reference to the applicable indenture, each of which is incorporated herein by reference. The indentures and associated documents contain the full legal text of the matters described in this section. The indentures, the debt securities and the guarantees are governed by New York law. A copy of the Equinor indenture and a form of the Equinor Capital indenture are filed with the SEC as exhibits to the registration statement on Form F-3 of which this prospectus is a part. See “Where You Can Find More Information About Us” for information on how to obtain copies of these documents.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. This section summarizes all material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.

Each Equinor debt issuer may issue as many distinct series of debt securities under the applicable indenture as it wishes. Each Equinor debt issuer may also from time to time without the consent of the holders of the debt securities issued under the applicable indenture create and issue further debt securities having the same terms and conditions as debt securities of an already issued series under such indenture so that the further issue is consolidated and forms a single series with that series.

Amounts That We May Issue

The indentures do not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. Each Equinor debt issuer may issue debt securities and other securities at any time without your consent and without notifying you.

Principal Amount, Stated Maturity and Maturity

The principal amount of a series of debt securities means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt securities is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your debt securities. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Form of Debt Securities

We will issue debt securities in global (book-entry) form only, unless specified otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We generally will not recognize investors who hold securities in accounts at banks or brokers (i.e., in street name) as legal holders of securities. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holders of those securities. In the remainder of this description, “you” means direct holders and not street name or other indirect holders of securities.

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. These special situations are:

•

When the depositary (i) notifies the applicable Equinor debt issuer, that it is unwilling, unable or no longer qualified to continue as depositary or (ii) has ceased to be a clearing agency registered under the Exchange Act, or

•	When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under “—Default and Related Matters—Events of Default”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

In addition, we will generally issue each debt security in registered form, without coupons, unless specified otherwise in the applicable prospectus supplement.

Types of Debt Securities

We may issue fixed rate debt securities, variable rate debt securities or indexed debt securities. A debt security may have elements of each of these three types of debt securities. For example, a debt security may bear interest at a fixed rate for some periods and at a variable rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or variable rate.

Interest

Each series of fixed rate debt securities will bear interest from their original issue date or from the most recent date to which interest on the debt securities have been paid or made available for payment. Interest will accrue on the principal of a series of fixed rate debt securities at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt securities are converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. Interest on a series of fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months, unless the applicable prospectus supplement provides that the interest will be computed on a different basis. The applicable Equinor debt issuer will pay interest on each interest payment date and at maturity as described below under “—Additional Mechanics—Payment and Paying Agents”.

Original Issue Discount Debt Securities

A debt security may be an original issue discount debt security. A series of debt securities of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “Taxation—United States Taxation of Debt Securities—United States Holders—Original Issue Discount” for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Information in the Prospectus Supplement

The specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series of debt securities described in the prospectus supplement.

The prospectus supplement relating to a series of debt securities will, to the extent applicable, describe the following terms of the series:

•	which of the Equinor debt issuers is the issuer of the debt securities;

•	the title of the series of debt securities;

•	the issue price;

•	the person to whom any interest on a security of the series will be payable if other than the person in whose name the security is registered;

•	any limit on the aggregate principal amount of the series of debt securities;

•	any stock exchange on which we will list the series of debt securities;

•	the date or dates on which we will pay the principal of the series of debt securities;

•	the ranking of the debt securities;

•	whether the series of debt securities are fixed rate debt securities, variable rate debt securities or indexed debt securities;

•	the interest rate at which the debt securities will bear interest, if any, and the interest payment dates;

•

the place where any amounts due will be payable and where this series of debt securities can be registered, transferred, exchanged or converted as well as the place where any notices or demands for this series of debt securities may be served;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

•

the period within which the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed by us and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	the denominations in which the series of debt securities will be issuable if in other than denominations of $1,000 and any integral multiple of $1,000;

•

the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States of America and the manner of determining the equivalent amount in the currency of the United States of America;

•

if any payment on the debt securities of that series will be made, at our option or your option, in any currency other than in the currency in which the debt securities state that they will be payable, the terms and conditions regarding how that election shall be made;

•	if less than the entire principal amount is payable upon a declaration of acceleration of the maturity, that portion of the principal which is payable;

•	the applicability of the provisions described later under “—Defeasance and Discharge”;

•	if we may issue without your consent debt securities having the same terms and conditions as debt securities of an already issued series;

•

if the series of debt securities will be issuable in whole or part in the form of a global security, the form of any legends to be borne by such global security, the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	whether additional amounts will be payable as described later under “—Payment of Additional Amounts” and, if applicable, a related right to an optional tax redemption for such a series;

•	the forms of the debt securities of the series and the guarantees endorsed on them;

•	any changes in the covenants and the events of default described later under “Default and Related Matters—Events of Default”;

•	any special U.S. federal income tax considerations relating to the series of debt securities;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the series of debt securities, as applicable;

•	any additional covenants to which we will be subject with respect to the debt securities of any series; and

•	any other special features of the series of debt securities.

Guarantees

Equinor fully and unconditionally guarantees the payment of the principal of, premium, if any, and interest on the debt securities issued by Equinor Capital, including additional amounts, as described under “—Payment of Additional Amounts”, if any, and sinking fund payments, if any, which may be payable in respect of the debt securities issued by Equinor Capital. Equinor guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration of acceleration, call for redemption or otherwise.

Equinor Energy fully and unconditionally guarantees the payment of the principal of, premium, if any, and interest on the debt securities issued by the applicable Equinor debt issuer, including additional amounts, as described under “—Payment of Additional Amounts”, if any, and sinking fund payments, if any, which may be payable in respect of the debt securities issued by such Equinor debt issuer. Equinor Energy guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration of acceleration, call for redemption or otherwise.

Equinor Energy will automatically and unconditionally be released from all obligations under its guarantees and the guarantees shall thereupon terminate and be discharged of no further force or effect, in the event that at substantially the same time as its guarantee of the debt securities is terminated, the aggregate amount of indebtedness for borrowed money for which Equinor Energy is an obligor (as a guarantor, co-issuer or borrower) does not exceed 10% of the aggregate principal amount of indebtedness for borrowed money of Equinor and its subsidiaries, on a consolidated basis, as of such time. For purposes of this paragraph, the amount of Equinor Energy’s indebtedness for borrowed money shall not include (x) any other debt the terms of which permit the termination of Equinor Energy’s guarantee of such debt under similar circumstances (including all debt issued under the Equinor indenture on or after November 18, 2019), as long as Equinor Energy’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the debt securities, and (y) any debt that is being refinanced at substantially the same time that the guarantee of the debt securities is being released, provided that any obligations of Equinor Energy in respect of the debt that is incurred in the refinancing shall be included in the calculation of Equinor Energy’s indebtedness for borrowed money.

Modification and Waiver

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change the stated maturity of the principal, or any installment of principal or interest on a debt security;

•	reduce any principal amounts or the rate of interest on a debt security or any premium due on a debt security;

•	change any of our obligations to pay additional amounts described later under “—Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of an original issue discount security or any other debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the applicable indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the applicable indenture or to waive various defaults;

•

modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture, unless to provide that additional provisions of the indenture cannot be modified or waived without your consent; and

•	modify or affect in any manner adverse to you the obligations of a guarantor that relate to the payment of principal, premium and interest and sinking fund payments.

Changes Requiring a Majority Vote. The second type of change to the indentures and the debt securities is the kind that requires a vote in favor by holders of debt securities owning not less than a majority of the principal amount of the outstanding securities of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the applicable indenture or the debt securities listed in the first category described previously under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement;

•	for debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent;

•

debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance and Discharge”; and

•

we will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or the debt securities or request a waiver.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, a series of debt securities will not be entitled to the benefit of any sinking fund. This means we will not deposit money on a regular basis into any separate custodial account to repay a series of debt securities. In addition, we will not be entitled to redeem a series of debt securities before their stated maturity, other than as described below under “—Special Situations—Optional Tax Redemption”, unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt securities from you before their stated maturity unless the prospectus supplement specifies one or more repayment dates.

If we exercise an option to redeem any debt securities, we will give to the holder written notice of the principal amount of the debt securities to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date.

Optional Tax Redemption

We may have the option to redeem the debt securities in the two situations described below.

The first situation is where, as a result of changes in or amendment to, or changes in the official application or interpretation of, any laws or regulations or rulings, or changes in the official application or interpretation of, or any execution of or amendment to, any treaties, the applicable Equinor debt issuer or a guarantor would be required to pay additional amounts as described later under “—Payment of Additional Amounts”.

This applies only in the case of changes, executions or amendments that become effective on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where such Equinor debt issuer or guarantor is incorporated, organized or tax resident. If the applicable Equinor debt issuer or guarantor is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is incorporated, organized or tax resident, and the applicable date will be the date the entity became a successor.

The applicable Equinor debt issuer or guarantor would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to it.

The second situation is where, following a merger, consolidation, sale or lease of Equinor’s assets to a person that assumes its obligations on the debt securities, that person is required to pay additional amounts as described later under “—Payment of Additional Amounts”. The applicable Equinor debt issuer, or the other person, would have the option to redeem the debt securities in this situation even if the additional amounts became payable immediately upon completion of the merger or sale transaction, including in connection with an internal corporate reorganization. Neither we nor that person have any obligation under the indentures to seek to avoid the obligation to pay additional amounts in this situation.

Payment of Additional Amounts

The government or any political subdivision or taxing authority of such government of any jurisdiction where the applicable Equinor debt issuer or a guarantor is incorporated, organized or tax resident may require such Equinor debt issuer or guarantor to withhold amounts from payments on the principal or interest on a debt security or payment under the guarantees for taxes, assessments or any other governmental charges. If any such jurisdiction requires a withholding of this type, we may be required to pay you additional amounts so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding.

We will not have to pay additional amounts under any or any combination of the following circumstances:

•

The tax, assessment or governmental charge would not have been imposed but for the fact that holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the debt security or receiving principal or interest in respect thereof. These connections include where the holder or related party is or has been a citizen or resident of the jurisdiction; is or has been present or engaged in trade or business in the jurisdiction; or has or had a permanent establishment in the jurisdiction.

•	The tax, assessment or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.

•	The tax, assessment or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholding.

•	The tax, assessment or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any of our following requests:

•	to provide information about the nationality, residence or identity of the holder or beneficial owner, or

•

to make a declaration or other similar claim or satisfy any information or reporting requirements, in either case, that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax, assessment or governmental charge.

•

The tax, assessment or governmental charge is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities for payment, if presentation is required, to different paying agent.

•

The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

Notwithstanding anything to the contrary under this Section “—Payment of Additional Amounts”, no Equinor debt issuer or guarantor (nor any paying agent or any other person) shall be required to pay any additional amounts with respect to any withholding or deduction imposed on or in respect of any debt security pursuant to FATCA, the laws of Norway implementing FATCA or any agreement between such Equinor debt issuer or guarantor and any taxing or governmental authority entered into for FATCA purposes.

These provisions will also apply to any present or future taxes, assessments or governmental charges imposed by any jurisdiction in which a successor of the applicable Equinor debt issuer or guarantor is organized or incorporated. The prospectus supplement relating to the debt securities may describe additional circumstances in which we would not be required to pay additional amounts.

Under the Equinor Capital indenture, the covenant regarding Additional Amounts will not apply to any guarantor at any time when such guarantor is incorporated or organized in a jurisdiction in the United States, and will apply to the issuer under that indenture only any time it is incorporated or organized in a jurisdiction outside of the United States.

Covenants

The indentures do not contain any covenants restricting our ability to make payments, dispose of assets, issue and sell capital stock, enter into transactions with affiliates, create or incur liens on our property or engage in business other than our present business, except as described under “—Special Situations—Mergers and Similar Events”. A particular series of debt securities, however, may contain restrictive covenants of this type, which we will describe in the applicable prospectus supplement.

Defeasance and Discharge

Full Defeasance

The following discussion of full defeasance and discharge and covenant defeasance and discharge will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement.

An Equinor debt issuer can legally release itself from any payment or other obligations on the debt securities, except for various obligations described below, if it, in addition to other actions, puts in place the following arrangements for you to be repaid:

•

It must deposit in trust for your benefit and the benefit of all other direct holders of the applicable series of debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on such series of debt securities on their various due dates.

•

It must deliver to the trustee a legal opinion of counsel confirming that as a result of a change in U.S. federal income tax law it may make the above deposit without causing you to be taxed on the debt securities any differently than if it did not make the deposit and just repaid the debt securities ourselves or stating that it has received from, or there has been published by, the U.S. Internal Revenue Service (“IRS”) a ruling that states the same conclusion.

•

If the debt securities or applicable series of debt securities are listed on a securities exchange, it must deliver to the trustee a legal opinion of counsel confirming that the deposit, defeasance and discharge will not cause the debt securities or applicable series of debt securities to be delisted.

However, even if an Equinor debt issuer takes these actions, a number of its obligations relating to the debt securities will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust.

Covenant Defeasance

An Equinor debt issuer can be legally released from compliance with certain covenants if, in addition to other actions, we take all the steps described above under “—Defeasance and Discharge” except that the opinion of counsel does not have to refer to a change in United States federal income tax laws or a ruling from the United States Internal Revenue Service. If an Equinor debt issuer accomplishes covenant defeasance, you can still look to it for repayment of the debt securities if there is a shortfall in the trust deposit.

Default and Related Matters

Ranking

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of the unsecured creditors of the applicable Equinor debt issuer. The debt securities may or may not be subordinated to any of our other debt obligations as indicated in the applicable prospectus supplement. If they not subordinated, the debt securities will rank with all other unsecured and unsubordinated indebtedness of the applicable Equinor debt issuer.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term event of default means any of the following:

•	The applicable Equinor debt issuer does not pay interest on a debt security within 30 days of its due date.

•	The applicable Equinor debt issuer does not pay the principal or any premium on a debt security on its due date.

•	The applicable Equinor debt issuer does not deposit any sinking fund payment on its due date or within any applicable grace period.

•

The applicable Equinor debt issuer remains in breach of any covenant or any other term of the indenture for 90 days after it receives a notice of default stating it is in breach. The notice must be sent by either the trustee or holders of at least 25 percent of the principal amount of debt securities of the affected series.

•	The applicable Equinor debt issuer or a guarantor files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default provided with respect to securities of that series.

Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of not less than 25 percent in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series (or, if any debt securities of that series are original issue discount securities, such portion of the principal amount of such securities as may be specified by the terms thereof) to be due and immediately payable, by a notice in writing to the applicable Equinor debt issuer (and to the trustee if given by the holders). This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the outstanding debt securities of the affected series if certain conditions are met.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture. The trustee may decline to follow any such direction if the trustee in good faith determines that the proceeding so directed would involve the trustee in personal liability.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	The trustee must be given written notice that an event of default has occurred and remains uncured.

•

The holders of not less than 25 percent in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee institute proceedings because of the default, and must offer reasonable indemnity to the trustee against the costs, expenses and liabilities of taking such request.

•	The trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

•

No direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of the majority in principal amount of the outstanding securities of that series.

•	However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

The applicable Equinor debt issuer will furnish to the trustee every year a written statement of certain of its officers and directors certifying that, to their knowledge, the applicable Equinor debt issuer is in compliance with the indenture and the debt securities, or else specifying any default.

Special Situations

Mergers and Similar Events; Issuer Substitution

The Equinor debt issuers and guarantors are generally permitted to consolidate or merge with another company or firm. The Equinor debt issuers and guarantors are also permitted to sell or lease substantially all of their assets to another firm or to buy or lease substantially all of the assets of another firm. However, none of the Equinor debt issuers or guarantors may (i) consolidate or merge with another person (except that under the Equinor Capital indenture, Equinor Capital may consolidate with Equinor or Equinor Energy) or (ii) sell or lease substantially all of its and its subsidiaries’ assets, in each case taken as a whole, to another person (other than one or more of Equinor’s direct or indirect wholly owned subsidiaries), whether such sale or lease is made directly or indirectly through one or more wholly owned subsidiaries holding such assets or a portion thereof, or (iii) buy or lease substantially all of the assets of another person (other than a direct or indirect wholly owned subsidiary of Equinor), unless all the following conditions, among others, are met

•

Where such Equinor debt issuer merges out of existence or sells or leases substantially all of its assets, the other person must assume such Equinor debt issuer’s or guarantor’s obligations on the debt securities or the guarantee of the debt securities, as applicable, and under the applicable indenture. The other person’s assumption of these obligations must include the obligation to pay additional amounts described under “—Payment of Additional Amounts” with respect to taxes, assessments and other governmental charges imposed by its jurisdiction of incorporation, organization or tax residency; and

•

The merger, sale or lease of assets or other transaction must not cause a default on the debt securities, and neither the applicable Equinor debt issuer nor a guarantor already is in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “—Default and Related Matters—Events of Default—What is an Event of Default?” above. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or the default having to exist for a specific period of time were disregarded.

In addition, under the Equinor indenture, Equinor is permitted to transfer its obligations, as issuer of the debt securities of any series, to any subsidiary, so long as (i) that subsidiary executes a supplemental indenture in which it agrees to be bound by the terms of such debt securities and the Equinor indenture, including the obligation to pay additional amounts described under “—Payment of Additional Amounts” with respect to taxes, assessments and other governmental charges imposed by its jurisdiction of incorporation, organization or tax residency and (ii) the obligations of that subsidiary are fully and unconditionally guaranteed by Equinor on the same terms as Equinor Energy’s guarantee of such debt securities. If that subsidiary is not incorporated in the Kingdom of Norway, United States or United Kingdom, the country in which it is incorporated must be a member of the Organization for Economic Cooperation and Development (or any successor). The provisions of the Equinor indenture with respect to consolidation, merger or sale or lease of assets will continue to apply to Equinor in its capacity as guarantor of the debt securities of the applicable series.

Under the Equinor Capital indenture, Equinor Capital is permitted to transfer its obligations, as issuer of the debt securities of any series, to Equinor or to any subsidiary of Equinor, so long as Equinor or that subsidiary executes a supplemental indenture in which it agrees to be bound by the terms of such debt securities and the Equinor indenture, including the obligation to pay additional amounts described under “—Payment of Additional Amounts” with respect to taxes, assessments and other governmental charges imposed by its jurisdiction of incorporation, organization or tax residency. If that subsidiary is not incorporated in the Kingdom of Norway, United States or United Kingdom, the country in which it is incorporated must be a member of the

Organization for Economic Cooperation and Development (or any successor). If Equinor assumes the obligations of Equinor Capital in respect of any debt securities and under the Equinor Capital indenture, the guarantee of Equinor with respect to such debt securities shall terminate without any requirement that any action be taken by Equinor Capital, Equinor or the trustee.

Under U.S. tax law, the change in the obligor on the debt securities of any series could be treated as a disposition of such debt securities that you hold, resulting in your realization of gain or loss on such debt securities even though you continue to hold the debt securities and receive no distribution in connection with the deemed disposition. A change in the obligor might also result in possible other adverse tax consequences. See “Taxation” for discussion of possible tax consequences.

No vote by holders of the debt securities approving any of these actions is required, unless as part of the transaction we make changes to the applicable indenture requiring your approval, as described under “—Modification and Waiver”. We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in a lower credit rating being assigned to the debt securities of the applicable series or additional amounts becoming payable in respect of withholding tax and the debt securities of the applicable series thus being subject to the optional redemption described under “—Optional tax redemption”.

Additional Mechanics

Form, Exchange and Transfer

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

You may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities.

You will not be required to pay a service charge for registering a transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the registration of the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the applicable prospectus supplement.

Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller.

We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same day funds.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agent for any particular series of debt securities.

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to the applicable Equinor debt issuer or guarantor, as the case may be. After that two-year period, you may look only to the applicable Equinor debt issuer or guarantor for payment and not to the trustee, any other paying agent or anyone else.

Regarding the Trustee

Deutsche Bank Trust Company Americas will act as the trustee under the Equinor indenture. Equinor and some of its subsidiaries maintain ordinary banking relations with the trustee under an indenture and affiliates of the trustee in the ordinary course of business.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving default notice or the default having to exist for a specific period of time were disregarded, the trustee may, in the circumstances set out in Section 310 of the Trust Indenture Act of 1939 (the “Trust Indenture Act”), thereafter be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

DESCRIPTION OF ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES

For a description of Equinor’s ordinary shares and American Depositary Shares, see Equinor’s Form 8-A, filed on June 12, 2001, which is incorporated by reference in this prospectus, the Further Amended and Restated Deposit Agreement (the “Deposit Agreement”), dated as of February 4, 2019, among inter alia Equinor and JPMorgan Chase Bank, N.A. as Depositary (incorporated by reference to Exhibit (a) of Equinor’s Registration Statement on Form F-6 filed with the SEC on October 13, 2022) and/or descriptions in subsequent filings incorporated by reference in this prospectus.

CLEARANCE AND SETTLEMENT

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”) in the United States, Clearstream Banking, société anonyme, in Luxembourg (“Clearstream”) and Euroclear Bank S.A./N.V. in Brussels, Belgium (“Euroclear”). These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

Considerations Relating to DTC

DTC has informed us as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants’ records, including Euroclear and Clearstream. Beneficial owners will not receive written confirmation from DTC of their purchases. Beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct or indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the limited circumstances described above under “Description of Debt Securities and Guarantees—Form of Debt Securities”.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants, and by its direct and indirect participants to beneficial owners of the securities will be governed by arrangements among them respectively, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC will determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and distribution payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participants and not of DTC, the relevant agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursements of such payments to direct participants are the responsibility of DTC, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

TAXATION

United States Taxation

This section describes the material United States federal income tax consequences of owning securities we may offer pursuant to this prospectus. It applies to you only if you acquire the offered securities in an offering or offerings contemplated by this prospectus and you hold the offered securities as capital assets for tax purposes. This section is the opinion of Sullivan & Cromwell, LLP, U.S. counsel to Equinor. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•	a dealer in securities or currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings,

•	a bank,

•	a tax-exempt organization,

•	a life insurance company,

•	In the case of ordinary shares or ADSs, a person that actually or constructively owns 10 percent of more of the voting stock of Equinor or of the total value of stock of Equinor,

•

a person that holds offered securities as part of a straddle or a hedging or conversion transaction (including, in the case of debt securities, debt securities owned as a hedge, or that are hedged, against interest rate or currency risks),

•	a person that purchases or sells securities as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect, as well as on the Convention between the United States of America and the Kingdom of Norway for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Property (the “Treaty”).

You are a United States holder if you are a beneficial owner of an offered security and you are for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

You are a non-United States holder if you are the beneficial owner of an offered security and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the security.

If a partnership holds the offered securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the offered securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the offered securities.

Information with Respect to Foreign Financial Assets

A United States holder that owns “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by non-U.S. financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts held for investment that have non-United States issuers or counterparties and (iii) interests in foreign entities. United States holders of securities issued by Equinor are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the ordinary shares, ADSs, or debt securities.

This discussion is a general summary and does not cover all the tax matters that may be applicable to each individual investor in ordinary shares, ADSs and debt securities. You should consult your own tax advisor regarding the United States federal, state and local and other tax consequences of owning and disposing of offered securities in your particular circumstances.

United States Taxation of Debt Securities

This discussion describes the principal United States federal income tax consequences of owning the debt securities described in this prospectus.

This discussion deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable prospectus supplement.

United States Holders

If you are not a United States holder, this section does not apply to you, and you should see the sections entitled “Non-United States Holders” below for information that may apply to you.

Payments of Interest

Except as described below in the case of interest on a “discount debt security” that is not “qualified stated interest”, each as defined later under “Original Issue Discount—General”, you will be taxed on any interest and any additional amounts payable on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid on, and original issue discount (as described below under “—Original Issue Discount”), if any, accrued with respect to the debt securities that are issued by Equinor Capital constitutes income from sources within the United States.

Interest paid by us on the debt securities issued by Equinor and original issue discount, if any, accrued with respect to such debt securities (as described below under “—Original Issue Discount”) and any additional amounts paid with respect to withholding tax on such debt securities, including withholding tax on payments of such additional amounts, are income from sources outside the United States and will, depending on your circumstances, be either “passive” or “general” income for purposes of the rules regarding the foreign tax credit allowable to a United States holder.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you would recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you would determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it would apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the IRS.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it would be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than 1⁄4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security would have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you would include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you would include in income is calculated using a constant-yield method, and generally you would include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you would include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you would allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you would increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security other than any payment of qualified stated interest, and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts other than qualified stated interest payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment would equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment would be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you would determine the yield and maturity of your debt security by assuming that the payments would be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you would include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we would be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•

in the case of an option or options that you may exercise, you would be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules would apply to each option in the order in which they may be exercised. You would determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you would redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security would equal your cost,

•	the issue date of your debt security would be the date you acquired it, and

•	no payments on your debt security would be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you would be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or thereafter. Additionally, if you make this election for a market discount debt security, you would be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Variable Rate debt securities. Your debt security would be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•

the value of any variable rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security would have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

1.	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35 or

2.	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security would not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security would have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate, and

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your debt security would not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term would be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security would also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally would determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security,

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally would determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security would be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you would be required to accrue OID on short-term debt securities either on a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security would be ordinary income to the extent of the accrued OID, which would be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you would be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you would determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “—Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You would be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General”; and

•

the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1⁄4 of 1 percent of your debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its “revised issue price”, does not exceed the price you paid for the debt security by 1⁄4 of 1 percent of the debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it would apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount debt security and do not make this election, you would generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount would accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it would apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you would reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If your debt security is denominated in, or determined by reference to, a foreign currency, you would compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium would reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss.

If you make an election to amortize bond premium, it would apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security, and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security would generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer, if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security would be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments) and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize would be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, would determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—Original Issue Discount—Short-Term Debt Securities” or “—Market Discount”, or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your note or on the sale or retirement of your debt security, your tax basis in the foreign currency would equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally would have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt security or exchange it for U.S. dollars, any gain or loss recognized generally would be ordinary income or loss.

Non-United States Holders

This subsection describes the tax consequences to non-United States holders of our debt securities. The discussion below does not address the tax consequences to a non-United States holder of an investment in debt security that references directly or indirectly the performance of United States equities. The tax treatment of any such debt securities will be discussed in the applicable prospectus supplement.

If you are a United States holder, this section does not apply to you.

Interest on the Debt Securities

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a non-United States holder of a debt security, interest paid to you on a debt security issued by Equinor is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•	you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Code, or

•	you both

•	have an office or other fixed place of business in the United States to which the interest is attributable and

•

derive the interest in the active conduct of a banking, financing or similar business within the United States, or are a corporation with a principal business of trading in stocks and securities for its own account.

In the case of a debt security issued by Equinor Capital, this discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party. Subject to the discussions of FATCA withholding and backup withholding below, interest (including OID) on a debt security issued by Equinor Capital that is not effectively connected with your conduct of a trade or business in the United States will generally be exempt from United States federal income and withholding tax under the “portfolio interest exemption,” provided that (i) you do not, actually or constructively, own stock possessing 10% or more of the total voting power of all classes of stock of Equinor US Holding Inc. (Equinor Capital’s direct owner) entitled to vote, (ii) you are not a controlled foreign corporation that is related to Equinor US Holding Inc., actually or constructively, and (iii) either (a) you provide to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, that includes your name and address and that certifies your non-United States status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business provides a statement to the applicable withholding agent under penalties of perjury on which it certifies that an applicable IRS Form W-8BEN or W-8BEN-E (or other applicable form) has been received by it from you or a qualifying intermediary and furnishes a copy to the applicable withholding agent. This certification requirement may be satisfied with other documentary evidence in the case of a debt security held in an offshore account or through certain foreign intermediaries. The applicable withholding agent for purposes of the certification requirement described above is generally the last U.S. payor (or a non-U.S. payor that is a qualified intermediary or a U.S. branch of a foreign person) in the chain of payment before payment to you.

If you cannot satisfy the requirements of the portfolio interest exemption described above, then payments of interest (including OID) on debt securities issued by Equinor Capital made to you generally will be subject to United States federal withholding tax at the rate of 30%, unless either (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from or reduction of the withholding tax under the benefit of an applicable income tax treaty or (ii) the interest is effectively connected with your conduct of a trade or business in the United States and you provide an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI.

If you engaged in a trade or business in the United States and interest (including OID) on a debt security is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on such interest on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. If you are a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

Purchase, Sale, Retirement and Other Disposition of the Debt Securities

Subject to the discussion of backup withholding below, you generally would not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a debt security (other than any amount representing accrued but unpaid interest or OID on the debt security, which will be treated as interest and will generally be subject to the rules discussed above under “Interest on the Debt Securities”) unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

If you are described in the second bullet point above, you generally will be subject to United States federal income tax at a flat rate of 30% (unless a lower treaty rate applies) on your gain from the disposition, which may be offset by certain United States-source capital losses. If you are described in the first bullet point above, you will be subject to United States federal income tax on such gain on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. If you are a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

Estate Tax

For purposes of the United States federal estate tax, debt securities issued by Equinor will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

A debt security issued by Equinor Capital held by an individual who at death is not a citizen or resident of the United States would not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Equinor US Holding Inc. entitled to vote at the time of death and

•	the income on the debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a non-United States holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Foreign Account Tax Compliance Withholding

Certain non-U.S. financial institutions must comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders to avoid becoming subject to withholding on certain payments. Although we are continuing to monitor our status under FATCA, we are currently registered as a foreign financial institution for these purposes. We and other non-U.S. financial institutions may accordingly be required to report information to the IRS regarding the holders of debt securities and to withhold on a portion of payments under the debt securities issued by Equinor to certain holders that fail to comply with the relevant information reporting requirements (or hold debt securities directly or indirectly through certain non-compliant intermediaries). However, under proposed Treasury regulations, such withholding will not apply to payments made before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are enacted. Moreover, such withholding would only apply to debt securities issued by Equinor at least six months after the date on which final defining the term “foreign passthru payment” are enacted. Holders are urged to consult their own tax advisors and any banks or brokers through which they will hold debt securities as to the consequences (if any) of these rules to them.

In the case of debt securities issued by Equinor Capital, a 30% withholding tax may be imposed under FATCA on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest that you receive in respect of the debt securities could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold debt securities through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

We will not pay any additional amounts in respect of FATCA withholding, so if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your debt securities. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any amounts withheld.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder of a debt security information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to payments of principal and interest on a debt security within the United States. Information reporting may also apply in respect of any OID that accrues on a debt security. In the case of a debt security issued by Equinor Capital, the applicable withholding agent will generally be required to report to the IRS all payments of principal, any premium and interest on your debt security, and the accrual of OID on a discount debt security (unless you are an exempt recipient).

In addition, the applicable withholding agent will be required to report to the IRS any payment of proceeds of the sale of your debt security before maturity within the United States (unless you are an exempt recipient). Additionally, backup withholding would apply to any such payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

United States Taxation of Ordinary Shares and ADSs

This section is based in part upon the representations of the Depositary and the assumption that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms. In general, and taking into account this assumption, for United States federal income tax purposes, if you hold American Depositary Receipts (“ADRs”) evidencing ADSs, you will be treated as the owner of the ordinary shares represented by those ADRs. Exchanges of ordinary shares for ADRs, and ADRs for ordinary shares, generally will not be subject to United States federal income tax.

The tax treatment of your ordinary shares or ADSs will depend in part on whether or not we are classified as a passive foreign investment company, or PFIC, for United States federal income tax purposes. Except as discussed below under “—PFIC Rules”, this discussion assumes that we are not classified as a PFIC for United States federal income tax purposes.

Dividends

United States Holders

Under the United States federal income tax laws, the gross amount of any distribution paid by Equinor out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a noncorporate United States holder, dividends that constitute qualified dividend income will be treated as a dividend that is taxable to you at the preferential rates applicable to long-term capital gains provided that you hold the ordinary shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to the ordinary shares or ADSs generally will be qualified dividend income, provided that, in the year that you receive the dividend, Equinor is eligible for the benefits under the Treaty. We believe that Equinor is currently eligible for the benefits of the Treaty and we therefore expect that dividends on the ordinary shares or ADS will be qualified dividend income but there can be no assurance that we will continue to be eligible for the benefits of the Treaty.

You must include any Norwegian tax withheld from the dividend payment in this gross amount even though you do not in fact receive it. The dividend is taxable to you when you, in the case of ordinary shares, or the

Depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution that you must include in your income as a United States holder will be the U.S. dollar value of the Norwegian kroner payments made, determined at the spot Norwegian kroner/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the ordinary shares or ADSs and thereafter as capital gain. However, we do not expect to calculate earnings and profits in accordance with United States federal income tax principles. Accordingly, you should expect to generally treat distributions we make as dividends.

Subject to certain limitations and the following sentence, Norwegian tax withheld in accordance with the Treaty and paid over to Norway will be creditable or deductible against your United States federal income tax liability. However, under recently finalized Treasury regulations, it is possible that taxes may not be creditable unless you are eligible for and elect to apply the benefits of the Treaty. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates. To the extent a refund of the tax withheld is available to you under Norwegian law, the amount of tax withheld that is refundable will not be eligible for credit against your United States federal income tax liability.

Dividends will generally be income from sources outside the United States and will generally be “passive” income for purposes of computing the foreign tax credit allowable to you

Non-United States Holders

If you are a non-United States holder, dividends paid to you in respect of ordinary shares or ADSs will not be subject to United States federal income tax unless the dividends are “effectively connected” with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases you generally will be taxed in the same manner as a United States holder. If you are a corporate non-United States holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Capital Gains

United States Holders

If you are a United States holder and you sell or otherwise dispose of your ordinary shares or ADSs, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your ordinary shares or ADSs. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Non-United States Holders

If you are a non-United States holder, you will not be subject to United States federal income tax on gain recognized on the sale or other disposition of your ordinary shares or ADSs unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-United States holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

PFIC Rules

We believe that ordinary shares and ADSs should not be treated as stock of a PFIC for United States federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. If we were to be treated as a PFIC, gain realized on the sale or other disposition of your ordinary shares or ADSs would in general not be treated as capital gain. Instead, unless you elect to be taxed annually on a mark-to-market basis with respect to your ordinary shares or ADSs, you would be treated as if you had realized such gain and certain “excess distributions” ratably over your holding period for the ordinary shares or ADSs and would generally be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. With certain exceptions, your ordinary shares or ADSs will be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your ordinary shares or ADSs. Dividends that you receive from us will not be eligible for the special tax rates applicable to qualified dividend income if we are a PFIC (or are treated as a PFIC with respect to you) either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income.

Foreign Account Tax Compliance Withholding

A 30% withholding tax will be imposed on certain payments to certain non-U.S. financial institutions that fail to comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. Although we are continuing to monitor our status under FATCA, we are currently registered as a foreign financial institution for these purposes. To avoid becoming subject to the 30% withholding tax on payments to them, we and other non-U.S. financial institutions may be required to report information to the IRS regarding the holders of ordinary shares or ADSs and to withhold on a portion of payments under the ordinary shares or ADSs to certain holders that fail to comply with the relevant information reporting requirements (or hold ordinary shares or ADSs directly or indirectly through certain non-compliant intermediaries). However, under proposed Treasury regulations, such withholding will not apply to payments made before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are enacted. The rules for the implementation of this legislation have not yet been fully finalized, so it is impossible to determine at this time what impact, if any, this legislation will have on holders of the ordinary shares and ADSs.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you within the United States, and the payment of proceeds to you from the sale of ordinary shares or ADSs effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of dividend payments) are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

If you are a non-United States holder, you are generally exempt from backup withholding and information reporting requirements with respect to dividend payments made to you outside the United States by us or another non-United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of dividend payments made within the United States and the payment of the proceeds from the sale of ordinary shares or ADSs effected at a United States office of a broker, as long as either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of ordinary shares or ADSs effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Norwegian Taxation of Debt Securities and Payments under the Guarantees

The following summary is based on current Norwegian law and practice, which is subject to changes that could prospectively or retrospectively modify or adversely affect the stated tax consequence. Accordingly this summary does not and is not intended to, provide a complete description of all tax regulations that might be relevant. Prospective purchasers of securities should consult their own professional advisors as to their respective tax positions.

Under Norwegian law, payments of interest by Equinor ASA to a Norwegian resident for tax purposes under the debt securities may be subject to Norwegian ordinary taxation. As of the date hereof, the ordinary tax rate is 22 per cent. Gains realized on the debt securities (including currency gains) are taxable as ordinary income, and losses (including currency losses) are deductible at the same rate. Costs incurred in connection with the acquisition and realization of the debt securities may be deducted in the year of realization.

Payments made by Equinor ASA under the debt securities to persons who are not Norwegian residents for tax purposes, referred to herein as non-residents, whether in respect of principal or interest on the debt securities, are generally not subject to any tax imposed by Norway or any political subdivision thereof or therein except for payments attributable to such person’s branch, permanent establishment, or operation that may be subject to tax imposed by Norway or any political subdivision thereof or therein. In addition, no income, capital gains, transfer or similar tax is currently imposed by Norway or any political subdivision thereof or therein on a sale, redemption or other disposition of debt securities, except for payments attributable to a non-resident’s branch, permanent establishment, or operation that may be subject to tax imposed by Norway or any political subdivision thereof or therein.

Under Norwegian law, payments of interest by Equinor Energy to a Norwegian resident for tax purposes under the guarantee may be subject to Norwegian tax, at a rate of 22 percent. Payments by Equinor Energy under the guarantee to persons who are not Norwegian residents for tax purposes are generally not subject to any tax imposed by Norway or any political subdivision thereof or therein except for payments attributable to such person’s branch, permanent establishment or operations in Norway that may be subject to tax imposed by Norway or any political subdivision thereof or therein.

Norway does not impose withholding taxes on the payment of interest to persons who are not Norwegian residents for tax purposes, with the exception of interest payments to foreign related entities resident in low-tax jurisdictions: As of 1 July 2021, a withholding tax of 15 percent applies to interest payments and certain royalty payments made by a Norwegian resident company to foreign related entities resident in low tax jurisdictions. The withholding tax on interest payments is not applicable to creditors who are not related parties (that is, where there is direct or indirect ownership or control of at least 50 percent) resident for tax purposes in a low tax jurisdiction. This means that the withholding tax on interest payments does not apply to independent banks or other finance institutions or on bonds held by unrelated parties.

Norwegian Taxation of Ordinary Shares and ADSs

The following summary is based on current Norwegian law and practice, which is subject to changes that could prospectively or retrospectively modify or adversely affect the stated tax consequence. The outline does not and is not intended to provide a complete description of all tax regulations that might be relevant. Prospective purchasers of shares and American Depositary Shares (ADS) should consult their own professional advisors as to their respective tax positions. The term “shareholder” refers to both holders of shares and holders of ADSs, unless otherwise explicitly stated.

Taxation of Dividends—Shareholders Resident in Norway

Corporate shareholders (i.e. limited liability companies and similar entities) resident in Norway for tax purposes generally benefit from the Norwegian participation exemption method on dividends received from Norwegian companies. The basis for taxation under the participation exemption method is 3 percent of the dividends received, which is subject to the standard income tax rate. The standard income tax rate is 22 percent for the income year 2023 (though 25 percent for certain financial institutions), which results in an effective tax rate of 0.66 percent (22 percent x 0.03). Repayment of paid-in capital for tax purposes on a share will be tax-exempt.

In December 2022, a tax expert committee (the Torvik committee) appointed by the Norwegian Government, proposed to extend the scope of the 3 percent dividend income inclusion rule under the participation exemption method to also cover capital gains, as well as to increase of the overall rate to 5 percent. The report was issued for public consultation with comments to be provided by 15 April 2023.

Individual shareholders resident in Norway for tax purposes are subject to the standard income tax rate for dividend income exceeding a basic tax free allowance (the so-called Norwegian shareholder’s model). However, in the income year 2023 dividend income exceeding the basic tax free allowance is grossed up with a factor of 1.72 before taken to taxation, resulting in an effective tax rate of 37.84 percent (22 percent x 1.72). The tax free allowance is computed for each individual share or ADS on the basis of the cost price of that share or ADS multiplied by a risk-free interest rate. The risk-free interest rate will be determined every income year. Any part of the calculated allowance for one year that exceeds the dividend distributed for the share or ADS (“unused allowance”) may be carried forward and set off against future dividends received for (or gains upon the realization of, see below) the same share or ADS. Any unused allowance will also be added to the basis for computation of the allowance for the same share or ADS the following year. The allowance is calculated for each calendar year, and is allocated solely to the individual shareholder holding the share or ADS at the expiration of the relevant calendar year. Repayment of paid-in capital for tax purposes on a share will be tax-exempt. Individual shareholders may hold the shares through a Norwegian share saving account (Nw.: aksjesparekonto). Dividends received on shares held through a share saving account will not be taxed with immediate effect. Instead, withdrawal of funds from the share saving account exceeding the paid in deposit will be regarded as taxable income. For further information on a share saving account, the individual shareholder should consult their own professional advisor.

Taxation of Dividends—Non-Resident Shareholders

Non-resident shareholders are as a rule subject to withholding tax at a rate of 25 percent on dividends distributed by Norwegian companies, with certain significant exceptions and modifications as described below. Repayment of paid-in capital for tax purposes on a share will be tax-exempt.

Corporate shareholders carrying on business activities in Norway, and whose shares or ADSs are effectively connected with such activities are not subject to withholding tax. For such shareholders, 3 percent of the received dividends are subject to the standard income tax rate.

Corporate shareholders resident in the EEA area for tax purposes are under the Norwegian participation exemption method exempt from withholding tax, provided that they can document that they are the beneficial owner of the shares, and that they are genuinely established and carry on genuine economic business activity within the EEA area. It is also a condition that Norway is entitled to receive information from the state of residence pursuant to a tax treaty or other international treaty. If no such treaty exists with the state of residence, the shareholder may instead present confirmation issued by the tax authorities of the state of residence verifying the documentation.

Tax treaties between Norway and other countries often reduce the Norwegian withholding tax rate on dividends paid to residents of such other countries, who are the beneficial owners of the shares on which the dividends are paid. Typically, tax treaties reduce the withholding tax rate to 15 percent (and often lower if the shareholder owns a qualifying percentage of the shares of the distributing company). The withholding tax rate in the tax treaty between the United States and Norway, as of the date hereof, is 15 percent in most cases.

Individual shareholders resident in the EEA for tax purposes may also claim a reduced withholding tax rate if the withholding tax exceeds the tax that would have been levied on individual shareholders resident in Norway under the Norwegian shareholder’s model. However, a refund under an applicable tax treaty will normally be more favorable than a refund based on the shareholder’s model. Note that individual shareholders resident in the EEA may also hold shares through a share saving account, cf. above for individual shareholders resident in Norway.

Procedures for non-resident shareholders to obtain reduced withholding tax. A non-resident shareholder that is entitled to a reduced Norwegian withholding tax rate may either (Procedure 1) request that the dividends are distributed with a reduced withholding tax rate applied by the distributing company, or (Procedure 2) request a refund from the Norwegian tax authorities of any excess withholding tax levied by the distributing company. Please note, however, that only Procedure 2 is available for EEA resident individual shareholders that claim reduced withholding tax based on the Norwegian shareholder’s model.

Under Procedure 1 (i.e. request for reduced withholding tax rate to be applied by the distributing company), the shareholder must provide satisfactory documentation to its account operator or custodian (as applicable), which may then place the relevant shares on an account that is registered with a reduced withholding tax rate in the Norwegian central securities depository (provided that the account operator/custodian is authorized to operate such accounts). With effect from January 1, 2019, specific documentation requirements must be satisfied by the shareholder in order to benefit from such treatment. More information can be found on the website of the Norwegian tax authorities: https://www.skatteetaten.no/en/business-and-organisation/start-and-run/rutiner-regnskap-og-kassasystem/lonn-lan-og-utbytte/dividends-from-norwegian-companies-to-foreign-shareholders—documentation-requirements-for-reduced-withholding-tax-rate/.

For holders of shares and ADSs deposited with JPMorgan Chase Bank N.A. (JPMorgan), documentation establishing that the holder is eligible for the benefits under a tax treaty with Norway, may be provided to JPMorgan. JPMorgan has been granted permission by the Norwegian tax authorities to receive dividends from us for redistribution to a beneficial owner of shares and ADSs at the applicable treaty withholding rate.

Under Procedure 2 (i.e. request for refund of excess withholding tax from the tax authorities), satisfactory documentation must be attached to the withholding tax refund request to be submitted to the tax authorities. More information can be found on the website of the Norwegian tax authorities: https://www.skatteetaten.no/en/person/taxes/get-the-taxes-right/shares-and-securities/about-shares-and-securities/ refund-of-withholding-tax-on-dividends/ . The deadline for submitting a refund request is five years calculated from end of the income year when dividends were paid.

Wealth, Inheritance and Gift Tax

Wealth Tax. The shares or ADSs are included in the basis for the computation of net wealth tax imposed on individuals resident in Norway for tax purposes. Norwegian limited companies and certain similar entities are not subject to wealth tax. The current marginal wealth tax rate is 1 percent on net wealth exceeding 1.7 million kroner and 1.1 percent on net wealth exceeding 20 million kroner. Net wealth tax is levied on shares held by the taxpayer on 31. December in the relevant income year. For purposes of determining the wealth tax, Norway allows a valuation discount for certain equity fund holdings and assets. As of 2023, the assessment value of listed shares (including ADSs) is 80 percent of the listed value of such shares or ADSs on January 1 in the assessment year, i.e. on January 1 in the year after the relevant income year. The value of corresponding debt must be reduced at the same rate for the purposes of calculating net taxable wealth.

Non-resident shareholders are not subject to wealth tax in Norway for shares and ADSs in Norwegian limited companies unless the shareholder is an individual and the shareholding is effectively connected with the individual’s business activities in Norway.

Inheritance Tax and Gift Tax. No inheritance or gift tax is imposed in Norway.

Taxation on the realization of shares and ADSs

Corporate shareholders resident in Norway for tax purposes are not subject to tax in Norway on gains derived from the sale, redemption or other disposal of shares or ADSs in Norwegian companies. Capital losses are not deductible.

Individual shareholders residing in Norway for tax purposes are subject to tax in Norway on the sale, redemption or other disposal of shares or ADSs. Gains or losses in connection with such realization are included in the calculation of the individual’s ordinary taxable income in the year of disposal, which is subject to the standard income tax rate of 22 percent for the income year 2023. However, in the income year 2023 the taxable gain or deductible loss is grossed up with a factor of 1.72 before being included in the ordinary taxable income, resulting in an effective tax rate of 37.84 percent (22 percent x 1.72). Specific rules may apply if the shares are held through a share saving account (deferral of taxation until withdrawal of funds from the share saving account).

The taxable gain or deductible loss (before gross up) is calculated as the sales price adjusted for transaction expenses minus the taxable basis. A shareholder’s tax basis is normally equal to the acquisition cost of the shares or ADSs. Any unused allowance pertaining to a share or ADS may be deducted from a taxable gain on the same share or ADS, but may not lead to or increase a deductible loss. Furthermore, any unused allowance pertaining to a share or ADS may not be set off against gains from the realization of other shares or ADSs.

If the shareholder disposes of shares or ADSs acquired at different times, the shares or ADSs that were first acquired will be deemed to be first sold when calculating the taxable gain or loss.

Non-resident shareholders are generally not subject to tax in Norway on capital gains, and losses are not deductible on the sale, redemption or other disposal of shares or ADSs in Norwegian companies, unless the shareholder carries on business activities in Norway and such shares or ADSs are or have been effectively connected with such activities.

A corporate shareholder or an individual shareholder who ceases to be tax resident in Norway due to domestic law or tax treaty provisions may, in certain circumstances, become subject to Norwegian exit taxation on capital gains related to shares or ADSs.

Transfer Tax. No transfer tax is imposed in Norway in connection with the sale or purchase of shares or ADSs.

European Union Taxation Matters

If you reside in a Member State of the European Union, please consult your own legal or tax advisors regarding the consequences of the directive in your particular circumstances.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to one or more purchasers.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriter, dealers or agents;

•	their compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	the initial public offering price of the securities; and

•	any exchange on which the securities will be listed.

Underwriters

If we use underwriters in the sale, we will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from Equinor in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). We may also sell ordinary shares short using this prospectus and deliver ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this prospectus. We may pledge or grant a security interest in some or all of the ordinary shares covered by this prospectus to support a derivative or hedging position or other obligation and, if Equinor defaults in the performance of its obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus.

One or more firms, referred to as “remarketing firms” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation.

If the prospectus supplement so indicates, we may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

Each series of debt securities offered will be a new issue of securities and will have no established trading market. The debt securities offered may or may not be listed on a national securities exchange. We cannot be sure as to the liquidity of or the existence of trading markets for any debt securities offered.

In connection with any offering, certain persons participating in the offering, such as the underwriters, if any, may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by such persons of a greater number of securities than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

The underwriters, if any, in any offering also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by such persons participating in the offering, as well as other purchases by such persons for their own accounts, may stabilize, maintain or otherwise affect the market prices of the securities. As a result, the prices of the securities may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by such persons participating in the offering at any time. These transactions may be effected in the over-the-counter market or otherwise.

Dealers

If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We may sell securities directly or through agents that we designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Indemnification

Agreements that we have entered into or may enter into with underwriters, dealers, agents or remarketing firms may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers, agents or remarketing firms may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Equinor to indemnification by Equinor against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Equinor in the ordinary course of business.

Market Making

In the event that we do not list securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

VALIDITY OF SECURITIES

The validity of the debt securities and the guarantees will be passed upon for us by Sullivan & Cromwell LLP, our U.S. counsel, as to certain matters of New York law, and for any underwriters named in the applicable prospectus supplement by U.S. counsel to any such underwriters, as to certain matters of New York law. The validity of the debt securities, the ordinary share and the guarantees will be passed upon for us by our Lead Counsel Legal, Legal Corporate as to certain matters of Norwegian law, and for any underwriters by Norwegian counsel to any such underwriters. Sullivan & Cromwell LLP may rely upon the opinion of our Lead Counsel Legal, Legal Corporate with respect to all matters of Norwegian law.

EXPERTS

The consolidated financial statements of Equinor ASA appearing in Equinor ASA’s Annual Report (Form 20-F) for the year ended December 31, 2022 and the effectiveness of Equinor ASA’s internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

DeGolyer and MacNaughton, independent petroleum engineering consultants, performed an independent evaluation of proved reserves as of December 31, 2022 for our properties. DeGolyer and MacNaughton has delivered to us its summary letter report describing its procedures and conclusions, a copy of which appears as Exhibit 15.3 to our 2022 Annual Report, which is incorporated herein by reference.

EXPENSES

The following is a statement of the expenses (all of which are estimated) to be incurred by us in connection with a distribution of securities registered under this registration statement:

Securities and Exchange Commission registration fee	(1)
Printing and engraving expenses	$25,000
Legal fees and expenses	$120,000
Accounting fees and expenses	$110,000
Indenture Trustee’s fees and expenses	$30,000
Rating Agencies’ fees	$4,000,000	(2)
Miscellaneous	$50,000
Total	$4,335,000

(1)

The registrants are registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrants are deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

(2)	Rating Agency fees will vary depending on the size of the offering.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus. Equinor, Equinor Energy and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Equinor ASA or Equinor Energy AS since the date hereof or that the information contained herein or therein is correct as of any time subsequent to the date of such information.

Prospectus Supplement

Equinor ASA

$    4.250% Fixed Rate Notes due 2028

$    4.500% Fixed Rate Notes due 2030

$      % Fixed Rate Notes due 2035

Guaranteed as to Payment of Principal

and

Interest by Equinor Energy AS

(a wholly owned subsidiary

of Equinor ASA)

Prospectus Supplement

   , 2025

Joint Book-Running Managers

Barclays

Citigroup

Mizuho

Morgan Stanley